As filed with the Securities and Exchange Commission on May 29, 2018

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_______________

ALLEGRO MERGER CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	82-2425125
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

777 Third Avenue, 37th Floor
New York, New York 10017
(212) 319-7676

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________

Eric S. Rosenfeld, Chief Executive Officer
777 Third Avenue, 37th Floor
New York, New York 10017
(212) 319-7676

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies to:
David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

___________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, one Right and one Warrant(2)	14,950,000 Units	$10.00	$149,500,000	$18,612.75
Shares of Common Stock included as part of the Units(2)(4)	14,950,000 Shares	—	—	—	(3)
Rights included as part of the Units(2)(4)	14,950,000 Rights	—	—	—	(3)
Warrants included as part of the Units(2)(4)	14,950,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the rights included as part of the Units	747,500 Shares	—	—	—	(3)
Total			$149,500,000	$18,612.75

____________

(1)      Estimated solely for the purpose of calculating the registration fee.

(2)      Includes 1,950,000 Units, 1,950,000 shares of Common Stock, 1,950,000 Rights and 1,950,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover overallotments, if any.

(3)      No fee pursuant to Rule 457(g).

(4)      Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

___________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 29, 2018

PRELIMINARY PROSPECTUS

$130,000,000

Allegro Merger Corp.

13,000,000 Units

Allegro Merger Corp. is a recently formed blank check company that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination.

This is an initial public offering of our securities. We are offering 13,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock, one right and one warrant. Each right entitles the holder thereof to receive one-twentieth (1/20) of one share of common stock upon the consummation of an initial business combination, as described in more detail in this prospectus. Each warrant entitles the holder to purchase one whole share of our common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of 30 days after the consummation of our initial business combination or 12 months from the completion of this offering, and will expire five years after the consummation of our initial business combination or earlier upon redemption or our liquidation, as described in this prospectus. We have also granted the underwriters a 45-day option to purchase up to an additional 1,950,000 units to cover overallotments, if any.

We will provide our public stockholders with the opportunity to redeem their shares of our common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest earned on the trust account and not previously released to us to pay our franchise and income taxes as well as up to $125,000 of interest on an annual basis for certain working capital purposes described in this prospectus, divided by the number of then outstanding shares of common stock that were sold as part of the units in this offering, which we refer to as our public shares, subject to the limitations described in this prospectus. If we are unable to consummate a business combination within 21 months from the completion of this offering, we will redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account and not previously released to us to pay our franchise and income taxes, up to $125,000 of interest on an annual basis for certain working capital purposes described in this prospectus, and up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding public shares, subject to applicable law and as further described herein.

Currently, there is no public market for our units, common stock, rights or warrants. We intend to apply to have our units listed on Nasdaq under the symbol “ALGRU” on or promptly following the date of this prospectus. We cannot guarantee that our securities will be approved for listing. Subject to the fulfillment of certain conditions described in “Description of Securities – Units”, the common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald & Co., acting as representative of the underwriters, informs us of its decision to allow earlier separate trading. Once the securities comprising the units begin separate trading, we anticipate the common stock, rights and warrants will be listed on Nasdaq under the symbols “ALGR,” “ALGRR” and “ALGRW,” respectively.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. See “Risk Factors” beginning on page 22 of this prospectus. Investors will not be entitled to protections normally afforded to investors in offerings conducted pursuant to Rule 419 under the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$10.00	$130,000,000
Underwriting discount and commissions(1)	$0.55	$7,150,000
Proceeds to us (before expenses)	$9.45	$122,850,000	(2)

____________

(1)      Includes deferred underwriting commissions of $4.55 million in the aggregate ($0.35 per unit), or approximately $5.623 million if the underwriters’ overallotment option is exercised in full, which equals 3.5% of the gross proceeds from the units sold to the public, excluding any units purchased pursuant to the underwriters’ overallotment option, and 5.5% of the gross proceeds from the units sold to the public pursuant to the underwriters’ overallotment option. This amount will be placed in the trust account and will be released to the underwriters only on completion of an initial business combination, as described in this prospectus. See “Underwriting” for a detailed description of compensation payable to the underwriters.

(2)      Of the proceeds we receive from this offering and a simultaneous private placement of units described herein, $130 million, or $149.5 million if the underwriters exercise their overallotment option in full, or $10.00 per share in either case, will be deposited into a trust account in the United States maintained by Continental Stock Transfer & Trust Company, acting as trustee.

The underwriters are offering the units on a firm commitment basis. Cantor Fitzgerald & Co., acting as representative of the underwriters, expects to deliver the units against payment in New York, New York on or about ____________, 2018.

Sole Book-Running Manager

Cantor

The date of this prospectus is _____________, 2018

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus in its entirety before investing in our securities, including the information discussed under “Risk Factors” beginning on page 22 and our financial statements and notes thereto that appear elsewhere in this prospectus. Unless otherwise stated in this prospectus, all the information in this prospectus assumes that the underwriters will not exercise their overallotment option.

As used in this prospectus:

•         references to “we,” “us,” “company” or “our company” are to Allegro Merger Corp.;

•         references to “Cantor Fitzgerald” are to Cantor Fitzgerald & Co., the representative of the underwriters of this offering;

•         references to “initial holders” or “initial stockholders” are to the holders of the founder shares prior to the date of this prospectus;

•         references to “founder shares” are to 3,737,500 shares of our common stock sold by us to our initial stockholders, which includes an aggregate of up to 487,500 founder shares that are subject to forfeiture to the extent that the overallotment option is not exercised in full by the underwriters, after giving effect to a contribution to capital of an aggregate of 575,000 shares in April 2018;

•         references to our “management” or our “management team” refer to our officers and directors;

•         references to our “public shares” are to shares of our common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•         references to “public stockholders” are to the holders of our public shares, which may include our initial holders, Cantor Fitzgerald and members of our management team if and to the extent they purchase public shares, provided that any such holder’s status as a “public stockholder” shall only exist with respect to such public shares;

•         references to “private placement” are to the private placement of 372,500 units being purchased by our initial stockholders (322,500 units) and Cantor Fitzgerald (50,000 units), which will occur simultaneously with the completion of this offering, at a purchase price of $10.00 per unit for a total purchase price of $3.725 million;

•         references to “placement units” are to the 372,500 units being purchased separately by our initial stockholders and Cantor Fitzgerald in the private placement, each placement unit consisting of one placement share, one placement right and one placement warrant;

•         references to “placement rights” are to an aggregate of 372,500 rights included within the placement units being purchased separately by our initial stockholders and Cantor Fitzgerald in the private placement;

•         references to “placement shares” are to an aggregate of 372,500 shares of our common stock included within the placement units being purchased separately by our initial stockholders and Cantor Fitzgerald in the private placement; and

•         references to “placement warrants” are to warrants to purchase an aggregate of 372,500 shares of our common stock included within the placement units being purchased separately by our initial stockholders and Cantor Fitzgerald in the private placement.

General

We are a blank check company formed in August 2017 that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities relating to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any acquisition target with respect to a business combination with us. We have generated no revenues to date and we do not expect that we will generate operating revenues at the earliest until we consummate our initial business combination.

We will seek to capitalize on the significant experience of our management team in consummating an initial business combination. Eric S. Rosenfeld, our Chief Executive Officer, has served as Chairman and Chief Executive Officer of five prior publicly-held blank check companies: (i) Arpeggio Acquisition Corporation, or Arpeggio, which raised $40.8 million in June 2004 and consummated a business combination with Hill International, Inc., or Hill International, in June 2006, (ii) Rhapsody Acquisition Corp., or Rhapsody, which raised $41.4 million in October 2006 and consummated a business combination with Primoris Corporation, or Primoris, in July 2008, (iii) Trio Merger Corp., or Trio, which raised $69 million in June 2011 and consummated a business combination with SAExploration Holdings Inc., or SAE, in June 2013, (iv) Quartet Merger Corp., or Quartet, which raised $96.6 million in November 2013 and consummated a business combination with Pangea Logistics Solutions Ltd., or Pangaea, in October 2014, and (v) Harmony Merger Corp., or Harmony, which raised $115.0 million in March 2015 and consummated a business combination with NextDecade LLC, or NextDecade, in July 2017. David D. Sgro, our Chief Operating Officer, has also served as Chief Financial Officer of Rhapsody, Trio and Quartet and Chief Operating Officer of Harmony. Additionally, Leonard B. Schelmm, a member of our Board, served as a member of the Board of Arpeggio, Rhapsody and Harmony, John P. Schauerman, a member of our Board, served as a member of the Board of Quartet and Harmony, and Adam J. Semler, a member of our Board, served as a member of the Board of Harmony. We believe that potential sellers of target businesses will view the fact that our management team has successfully closed five business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, there is no assurance that we will complete a business combination.

In June 2004, Arpeggio, a blank check company founded by Eric S. Rosenfeld, consummated its initial public offering, raising $40.8 million (at $6.00 per unit, each consisting of one share of common stock and two warrants, each to purchase one share of common stock). In June 2006, Arpeggio completed a merger with Hill International. Hill International provided fee-based project management and construction claims services worldwide, primarily serving the United States and other national governments, state and local governments, and the private sector. It was founded in 1976 and is headquartered in Philadelphia, Pennsylvania. In the merger, Arpeggio issued approximately 14.5 million shares of its common stock to Hill International’s stockholders and provided for an additional 6.6 million contingent shares issuable if certain earnings targets were achieved from 2006–2009. All of such contingent shares were issued as Hill International was successful in achieving its earnings targets. Immediately following the merger, Arpeggio’s former stockholders owned approximately 36% of Hill International and the remaining 64% was owned by Hill International’s former stockholders. The warrants issued in Arpeggio’s initial public offering were subsequently redeemed by Hill International in accordance with their terms, the result of which was Hill International receiving approximately $68 million from the exercise of such warrants. Hill International’s common stock currently trades on the New York Stock Exchange under the symbol HIL and its price has ranged from $2.35 to $19.30 following the completion of its business combination with Arpeggio, with a closing price of $       on       , 2018. Eric S. Rosenfeld served as a director of Hill International from June 2006 to June 2010 and David D. Sgro has served as a director of Hill International since August 2016.

In October 2006, Rhapsody, a blank check company founded by Mr. Rosenfeld and David D. Sgro, our Chief Operating Officer, consummated its initial public offering, raising $41.4 million (at $8.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2008, Rhapsody completed a merger with Primoris and, shortly thereafter, the company changed its name to “Primoris Services Corporation.” Primoris provided construction, fabrication, maintenance, replacement, and engineering services to public utilities, petrochemical companies, energy companies, and municipalities primarily in the United States and Canada. Primoris is headquartered in Dallas, Texas. In the merger, Rhapsody issued approximately 24.1 million shares of its common stock to Primoris’ stockholders and provided for an additional 5.0 million contingent shares issuable if certain earnings targets were achieved for 2008 and 2009. All of such contingent shares were issued as Primoris was successful in achieving its earnings targets. The warrants issued in Rhapsody’s initial public offering expired by their terms in October 2010. Primoris’s common stock currently trades on the Nasdaq Capital Market under the symbol PRIM and its price has ranged from $3.25 to $33.35 following the completion of its business combination with Rhapsody, with a closing price of $        on       , 2018. Eric S. Rosenfeld served as a director of Primoris from the completion of its business combination in 2008 until May 2014. David D. Sgro served as a director of Primoris from 2008 to 2011.

In March 2008, Mr. Rosenfeld became the chairman of the board, chief executive and president, and Mr. Sgro became the chief financial officer, secretary and a director, of Symphony Acquisition Corp. and Staccato Acquisition Corp., two blank check companies, each formed to complete a business combination with one or more businesses or entities. Due to market conditions, neither Symphony Acquisition Corp. nor Staccato Acquisition Corp. completed its initial public offering and neither engaged in any substantive operations.

In June 2011, Trio, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $69.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In June 2013, Trio completed a merger with SAE and in connection therewith the company changed its name to “SAExploration Holdings, Inc.” SAE was a holding company of various subsidiaries which collectively formed a geophysical services company offering seismic data acquisition services to the oil and gas industry in North America, South America, and Southeast Asia. SAE provided a full range of services related to the acquisition of 2D, 3D and time-lapse 4D seismic data on land, in transition zones between land and water and in shallow water, as well as seismic data field processing. In the merger, the SAE common stockholders, on a fully-diluted basis, received: (i) an aggregate of 6,448,413 shares of Trio common stock at the closing; (ii) an aggregate of $7,500,000 in cash at the closing; (iii) an aggregate of $17,500,000 represented by a promissory note issued by Trio at the closing; and (iv) the right to receive up to 992,064 additional shares of Trio common stock after the closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. Additionally, Trio paid the holder of SAE’s outstanding Series A preferred stock an aggregate of $5,000,000 in cash for all of such securities. None of the contingent shares were issued as the specified earnings targets for 2013 and/or 2014 were not achieved. SAE’s common stock and warrants currently trade on the Nasdaq Capital Market and OTC Bulletin Board, respectively, under the symbol SAEX and SAEXW, respectively, and the price of the common stock has ranged from $0.01 to $10.32 following completion of its business combination with Trio, with a closing price of $       (adjusted for the 135 for 1 reverse stock split) on       , 2018. Eric S. Rosenfeld and David D. Sgro served as directors of SAE from the closing of its merger in 2013 until July 2016.

In November 2013, Quartet, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $96.6 million (at $10.00 per unit, each consisting of one share of common stock and one right). In October 2014, Quartet completed a merger with Pangaea Logistics Solutions Ltd., a growth oriented global logistics company focused on providing seaborne drybulk transportation services. It is headquartered in Newport, Rhode Island and conducts all operations through its direct and indirect subsidiaries. In the merger, the former securityholders of Pangaea received (i) 29,411,764 shares, (ii) an additional number of shares upon Pangaea achieving certain financial results following the merger and (iii) an additional 1,739,062 shares based on the number of Quartet public stockholders that sought conversion of their public shares into a pro rata portion of Quartet’s trust account (with a corresponding contribution to capital, for no consideration, from the Quartet initial stockholders of the same number of shares to be issued to the former Pangaea securityholders). None of the contingent shares were issued as the specified financial targets were not achieved. Pangaea’s common stock currently trades on the Nasdaq Capital Market under the symbol PANL, and the price of the common stock has ranged from $2.12 to $9.17 following completion of the business combination with Quartet, with a closing price of $       on       , 2018. Eric S. Rosenfeld and David D. Sgro currently serve as directors of Pangaea.

In March 2015, Harmony, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $115.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2017, Harmony completed its business combination with NextDecade, a liquefied natural gas (“LNG”) development company focused on LNG export projects and associated pipelines in the State of Texas. In the transaction, the former members of NextDecade received an aggregate of 97,866,510 shares of Harmony common stock plus the right to receive an additional 4,893,326 shares (up to 19,573,304 shares in the aggregate) of Harmony common stock upon the achievement by NextDecade of four milestones following the transaction. NextDecade’s common stock and warrants currently trade on the Nasdaq Capital Market under the symbols “NEXT” and “NEXTW,” respectively, and the price of the common stock has ranged from $8.46 to $10.35 following consummation of the business combination with Harmony, with a closing price of $       on       , 2018. Eric S. Rosenfeld and David D. Sgro currently serve as directors of NextDecade.

We believe our management team has the skills and experience to identify, evaluate and consummate a business combination and is positioned to assist businesses we acquire. However, our management team’s network of contacts, and its investing and operating experience, do not guarantee a successful initial business combination. The members of our management team are not required to devote any significant amount of time to our business and are involved with other businesses. We cannot guarantee that our current officers and directors will continue in their respective roles, or in any other role, after our initial business combination, and their expertise may only be of benefit to us until we complete our initial business combination. Past performance by our management team is not a guarantee of success with respect to any business combination we may consummate.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. However, we may structure our initial business combination to acquire less than 100% of the equity interest or assets of the target business, but only if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target. We believe that, if we own a majority of the target’s outstanding voting securities, we will not be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. Even if we own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions on the type of target business we are seeking to acquire or an independent accounting firm with respect to fair market value. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account).

In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, and a review of financial and other information about the target and its industry.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial holders, officers or directors. If we seek to complete an initial business combination with such a company, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions on the type of target business we are seeking to acquire or an independent accounting firm that the business combination is fair to our stockholders from a financial point of view.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us. However, our existing officers and directors have agreed (and future officers and directors will be required to agree) not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination, failed to complete our initial business combination within 21 months from the completion of this offering or liquidated prior to the end of such 21 month period.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to as the JOBS Act). We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, which we refer to as the Securities Act, for complying with new or revised accounting standards.

Our executive offices are located at 777 Third Avenue, 37th Floor, New York, New York 10017 and our telephone number is (212) 319-7676.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also, among other things, the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section “Risk Factors” beginning on page 22 of this prospectus.

Securities offered	13,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock;

• one right; and

• one warrant.

Proposed NASDAQ Capital Market symbols	Units: “ALGRU” Common Stock: “ALGR” Rights: “ALGRR” Warrants: “ALGRW”

Trading commencement and separation of common stock,rights and warrants

We anticipate the units will begin trading on or promptly after the date of this prospectus. The common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald, acting as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject, in each case, to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants.

Separate trading of the common stock, rights and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will our common stock, rights and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds from this offering. We will file the Current Report on Form 8-K promptly after the completion of this offering, which we anticipate will take place three business days from the date of this prospectus. If the underwriters exercise their overallotment option following the initial filing of such Current Report, we will file a second or amended Current Report to provide updated financial information reflecting that exercise.

Units:

Number of units outstanding before this offering	0

Number of placement units to be sold simultaneously with this offering	372,500

Number of units to be outstanding after this offering and the private placement	13,372,500

Common stock:

Number of shares outstanding before this offering	3,737,500(1)

Number of shares outstanding after this offering and private placement	16,622,500(2)

Rights:

Number of rights outstanding before this offering	0

Number of rights outstanding after this offering and private placement	13,372,500

Warrants:

Number of warrants outstanding before this offering	0

Number of warrants outstanding after this offering and private placement	13,372,500

Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.

Exercise price	$11.50 per share, subject to adjustment as described in this prospectus.

Exercise period	The warrants will become exercisable on the later of:

• 30 days after the consummation of our initial business combination, or

• 12 months from the completion of this offering;

provided that no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the end of 60 business days following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of common stock until the earlier of the date the warrants expire or are redeemed and the date on which all of the warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available.

____________

1)       Includes an aggregate of 487,500 founder shares that are subject to forfeiture by holders of founder shares to the extent that the overallotment option is not exercised by the underwriters.

2)       Assumes that the underwriters’ overallotment option will expire without exercise and that, accordingly, 487,500 founder shares have been forfeited.

The warrants will expire at 5:00 p.m., New York time, five years after the consummation of our initial business combination or earlier upon redemption or our liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants	Once the warrants become exercisable, we may redeem the outstanding warrants (except as set forth in this prospectus with respect to the placement warrants):

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days prior written notice of redemption, or the 30-day redemption period; and

•    if, and only if, the last sale price of our common stock (or the closing bid price of our common stock in the event the shares of common stock are not traded on any specific trading day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless a registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares is available throughout the 30-day redemption period. None of the placement warrants will be redeemable by us so long as they are held by our initial holders, Cantor Fitzgerald or their permitted transferees.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Right Terms

Each holder of a right will receive one-twentieth (1/20) of one share of common stock upon consummation of our initial business combination. In the event we will not be the surviving entity upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the 1/20 share of common stock underlying each right (without paying any additional consideration). If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any such funds in exchange for their rights and the rights will expire worthless. We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law, as further described herein. We will make the determination of how we are treating fractional shares at the time of our initial business combination and will include such determination in the proxy materials we will send to stockholders for their consideration of such initial business combination.

Founder shares

The initial holders purchased an aggregate of 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.0058 per share. In April 2018, the initial holders contributed an aggregate of 575,000 shares back to our capital for no additional consideration, leaving then with an aggregate of 3,737,500 founder shares, and in May 2018, they transferred shares amongst themselves at the same price originally paid for such shares.

The founder shares include an aggregate of 487,500 shares subject to forfeiture by the holders to the extent that the underwriters do not exercise their overallotment option so that holders of founder shares will own in the aggregate a number of founder shares equal to 20% of the aggregate of our founder shares and our issued and outstanding public shares after this offering.

The founder shares are identical to the shares of common stock included in the units being sold in this offering, except that:

• the founder shares are subject to transfer restrictions, as described in more detail below, and

•    the initial holders have agreed to waive their redemption rights (i) with respect to their founder shares, placement shares and public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (ii) with respect to their founder shares and placement shares if we fail to consummate a business combination within the 21 month period or if we liquidate prior to the expiration of the 21 month period. However, the initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21 month period.

If we submit our initial business combination to our public stockholders for a vote, our initial holders have agreed to vote their founder shares, placement shares and any public shares held by them in favor of our initial business combination. Our initial holders will own, upon completion of this offering and the private placement and assuming they buy no shares in this offering (which they have indicated they do not intend to do), a total of 3,572,500 shares, or 4,060,000 shares if the underwriters exercise their overallotment option in full, representing 21.5% and 21.3% respectively of our then-outstanding shares. Accordingly 4,738,751 public shares (5,470,001 public shares if the underwriters’ overallotment option is exercised in full) constituting 36.5% (36.6% if the underwriters’ overallotment option is exercised in full) of outstanding public shares must be voted in favor of our initial business combination in order for it to be approved. Cantor Fitzgerald has not committed to vote any shares held by it in favor of our initial business combination.

Transfer restrictions on founder shares

The initial holders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described in this prospectus under “Principal Stockholders — Transfers of Founder Shares and Placement Units”). We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Placement Units

Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement units at a price of $10.00 per unit (an aggregate purchase price of $3.725 million) in a private placement that will occur simultaneously with the completion of this offering. Each placement unit is identical to the units offered by this prospectus except that the placement warrants will be exercisable for cash or on a cashless basis and will be non-redeemable so long as they are held by our initial holders, Cantor Fitzgerald or their permitted transferees. If the placement units are held by someone other than our initial holders, Cantor Fitzgerald or their permitted transferees, the placement warrants will be redeemable by us and exercisable by such holders on the same basis as the warrants included in the units being sold in this offering. Additionally, Cantor Fitzgerald has agreed that it will not be permitted to exercise any placement warrants after the five year anniversary of the effective date of the registration statement of which this prospectus forms a part.

There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares, placement rights or placement warrants, which will expire worthless if we do not consummate a business combination within the required time period.

Our initial holders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering and (iii) if we fail to consummate a business combination within 21 months from the completion of this offering or if we liquidate prior to the expiration of the 21 month period. Our initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, our initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21 month period. Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires.

Transfer restrictions on placement units	The placement units and their component securities will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination.

Proceeds to be held in trust account

$130.0 million of the proceeds of this offering and the private placement (or $149.5 million if the underwriters’ overallotment option is exercised in full) will be placed in a segregated trust account held at _________ with Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the trust account include $4.55 million in deferred underwriting commissions (or approximately $5.623 million in deferred underwriting commissions if the underwriters’ overallotment option is exercised in full).

Except for any interest income released to us to pay franchise and income taxes, and up to $125,000 of interest on an annual basis for working capital purposes to pay our Nasdaq continued listing fees, auditor fees and trust/custodian administration fees, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) subject to applicable law; (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option); or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account, other than interest earned on the funds held in the trust account used to pay franchise and income taxes and an amount up to $125,000 on an annual basis to be used for working capital expenses described above, will be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. We expect to pay such expenses only from the net proceeds from this offering and the private placement held out of trust and interest earned on the funds held in the trust account used to pay franchise and income taxes and up to $125,000 on an annual basis for working capital expenses described above. Notwithstanding the foregoing, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial stockholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Accordingly, if $1,000,000 of notes were converted, it would result in the holders being issued 105,000 shares of common stock (as the rights included in such units would result in the issuance of an additional 5,000 shares), as well as 100,000 warrants to purchase an additional 100,000 shares. Our initial stockholders have approved the issuance of the units (and underlying securities) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would not be repaid.

Conditions to consummating our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Subject to the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time we sign a definitive agreement for our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We intend to consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target. If we acquire a majority of the target’s outstanding voting securities, we do not believe we will be required to register as an investment company under the Investment Company Act since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. Even though we (or our successor, if we are not the surviving corporation) will own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction.

Permitted purchases of public shares by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial holders, directors, officers or their respective affiliates may purchase shares in the open market or in privately negotiated transactions either prior to or following the consummation of our initial business combination, although as of the date of this prospectus (apart from the purchase of the placement units) they have no commitments, plans or intentions to engage in such transactions. If they do effect such purchases, we anticipate that they would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our initial holders, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. They may also enter into transactions to provide such holders with incentives to acquire shares or vote their shares in favor of an initial business combination. We will notify stockholders of such material purchases or arrangements that would affect the vote on an initial business combination, if any, by press release, filing a Form 8-K or by means of a supplement to our proxy statement. No funds in the trust account may be used to effect purchases of shares in the open market or in privately negotiated transactions.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our stockholders with the opportunity to redeem their shares of common stock upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing deferred underwriting commissions and interest earned on the trust account not previously released to us to pay our franchise and income taxes and up to $125,000 on an annual basis for certain working capital purposes described above, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account initially will be $10.00 per public share. There will be no redemption rights upon the consummation of our initial business combination with respect to our warrants. The initial holders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) or if we liquidate prior to the expiration of the 21 month period. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, the initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21 month period. Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires.

Manner of conducting redemptions

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or Nasdaq listing requirement or we choose to seek stockholder approval for business or other legal reasons.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted against the initial business combination by their public stockholders electing to redeem shares exceeded the maximum redemption threshold pursuant to which such company could proceed with a business combination. Since we have no specified maximum percentage threshold for redemption in our amended and restated certificate of incorporation and since even those public stockholders who vote in favor of our initial business combination have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and, in any event, the terms of the proposed business combination may require our net tangible assets to be greater than $5,000,001. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If the aggregate cash consideration we would be required to pay for all shares of common stock that are validly tendered plus the amount of any cash payments required pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, taking into consideration the requirement that we maintain net tangible assets of at least $5,000,001 or such greater amount depending on the terms of our potential business combination, we will not consummate the business combination and any shares of common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.

Limitation on redemption rights of stockholders holding 20.0% or more of the shares sold in the offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in this offering. However, there is no restriction on our stockholders’ ability to vote all of their shares for or against a business combination.

We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 20.0% or more of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 20.0% (less one share) of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Release of funds in trust account on closing of our initial business combination

On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon consummation of our initial business combination” and to pay the underwriters their deferred underwriting discounts. Funds released from the trust account to us may be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If we use our equity or debt securities as consideration for our initial business combination, or we do not use all of the funds released from the trust account for payment of the purchase price, we may apply the excess funds for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, including loans made to us by our initial holders, officers, directors or their affiliates as described under “— Anticipated expenses and funding sources”, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our officers and directors have agreed that we will have only 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) to consummate our initial business combination. If we are unable to consummate our initial business combination within the 21 month period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up our affairs. If we have not consummated a business combination within 21 months from the completion of this offering or earlier, at the discretion of our board, pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account not previously released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain working capital purposes described above and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial holders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) or if we liquidate prior to the expiration of the 21 month period. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, the initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination, or liquidate within the 21 month period. Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires.

The underwriters have agreed to waive their rights to deferred underwriting commissions held in the trust account if we do not consummate a business combination within 21 months from the completion of this offering and, accordingly, the deferred underwriting commissions held in the trust account will be available to fund the redemption of our public shares.

Our initial shareholders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us for working capital purposes or to pay our franchise and income taxes and liquidation expenses, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).

We will pay the costs of any liquidation from the net proceeds from this offering and the private placement held out of trust and the up to $100,000 of interest income available to us to pay for our liquidation expenses, although we cannot assure you that there will be sufficient funds for such purposes. If such funds are insufficient, Eric S. Rosenfeld, our Chief Executive Officer, has agreed to pay the balance of liquidation expenses and has agreed not to seek repayment for such amounts.

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made to any initial holder, our officers, our directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:

•    repayment of loans, if any, from our initial holders, officers, directors or their affiliates to us to fund organization costs and costs of this offering which will be repaid upon closing of this offering from the proceeds of this offering and the private placement, and loans, if any, from such entities and individuals to fund costs to identify an acquisition target and consummate an initial business combination, which will be repaid upon the closing of a business combination (See “— Anticipated expenses and funding sources”);

• payment of $12,500 per month to Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, for office space and related services; and

•    reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, provided that no proceeds of this offering held in the trust account may be applied to the payment of such expenses prior to the consummation of a business combination.

Our audit committee will review and approve all reimbursements and payments made to our officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval.

Indemnification

Eric S. Rosenfeld has agreed that, if the trust account is liquidated without the consummation of a business combination, he will indemnify us to the extent any claims by a third party for services rendered or products sold to us, or any claims by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except for any claims by any third party who executed a waiver of any and all rights to seek access to the trust account, regardless of whether such waiver is enforceable, and except for claims arising from our obligation to indemnify the underwriters of this offering pursuant to the underwriting agreement for this offering. We have not independently verified whether Mr. Rosenfeld has sufficient funds to satisfy his indemnity obligations, we have not asked Mr. Rosenfeld to reserve for such obligations and he may not be able to satisfy those obligations. We believe the likelihood of Mr. Rosenfeld having to indemnify the trust account is limited because we will endeavor to have all third parties that provide products or services to us and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Risks

We have conducted no operations and have generated no revenues since our formation in August 2017. Until we complete our initial business combination, we will have no operations and, at least until we consummate our initial business combination, we will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and has certain terms and conditions that deviate from many blank check offerings. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings or to investors in many other blank check companies. For additional information concerning how Rule 419 blank check offerings differ from this offering, see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” within this prospectus and read this entire prospectus before investing in the units.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of March 31, 2018
Balance Sheet Data:	Actual	As Adjusted
Working capital	$(37,630)	$126,023,962
Total assets	89,375	130,573,962
Total liabilities	65,413	4,550,000
Value of common stock that may be redeemed in connection with our initial business combination ($10.00 per share)	—	121,023,960
Stockholders’ equity	23,962	5,000,002

If we do not consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), the proceeds held in the trust account, including the deferred underwriting commissions, and interest earned on the trust account (less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses), will be used to fund the redemption of our public shares. The initial holders have agreed, with respect to their founder shares, and our initial holders and Cantor Fitzgerald have agreed, with respect to their placement shares, to waive their redemption rights if we fail to consummate a business combination or liquidate within such 21 month period.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below and all of the other information set forth in this prospectus before deciding to invest in our units. If any of the events or developments described below occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a development stage company with no operating history and no revenue and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating history and no revenue. We will not commence operations until we obtain funding through this offering and consummate our initial business combination. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of acquiring one or more operating businesses or entities. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, unless such vote is required by law or Nasdaq, which means we may consummate our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable state law or the rules of Nasdaq or if we decide to hold a stockholder vote for business or other reasons. For example, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we structure a business combination that requires us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding shares of our common stock do not approve of the business combination we consummate.

If we seek stockholder approval of our initial business combination, our initial holders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial holders have agreed to vote those shares and any placement shares and public shares they hold, in favor of our initial business combination. Holders of founder shares will own approximately 21.5% of our common stock (including 322,500 placement shares to be held by our initial holders) immediately following completion of this offering, assuming the underwriters do not exercise their overallotment option. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if holders of founder shares agreed to vote their founder shares, placement shares and public shares in accordance with the majority of the votes cast by our public stockholders.

Your ability to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Since our board of directors may consummate a business combination without seeking stockholder approval, public stockholders may not have the right to vote on the business combination unless we seek such stockholder vote. Accordingly, your ability to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights with respect to a proposed business combination.

The ability of our public stockholders to redeem their shares for cash may make us unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. Our amended and restated certificate of incorporation requires us to provide all of our stockholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination, although each initial holder and each holder of placement units has agreed to waive his, her or its respective redemption rights with respect to founder shares and placement shares, and in the case of the initial holders, public shares, held by him, her or it in connection with the consummation of our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than the amount necessary to satisfy a closing condition as described above, or less than the $5,000,001 minimum of tangible net assets which we are required to maintain, we would not proceed with such redemption and the related business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the consummation of our business combination, we may redeem up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001 upon consummation of our initial business combination. However, we may be required to maintain significantly larger amounts of cash depending upon the terms of the business combination. Accordingly, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination, the ability of our public shareholders to cause us to redeem their shares in connection with such proposed transaction will increase the risk that we will not meet that condition and, accordingly, that we will not be able to complete the proposed transaction. If we do not complete a proposed business combination, you would not receive your pro rata portion of the trust account until we liquidate or you are able to sell your stock in the open market. If you were to attempt to sell your stock in the open market at that time, the price you receive could represent a discount to the pro rata amount in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate.

The requirement that we complete a business combination within 21 months from the completion of this offering may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate a business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option). Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with it, we may be unable to identify another target business and complete a business combination with any target business. This risk will increase as we get closer to the end of the 21 month period. Depending upon when we identify a potential target business, we may have only a limited time to conduct due diligence and may enter into a business combination on terms that we might have rejected upon a more comprehensive investigation.

We may not be able to consummate a business combination within 21 months from the completion of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We must complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option). We may not be able to find a suitable target business and consummate a business combination within that time period. If we have not consummated a business combination within 21 months from the completion of this offering, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If we are unable to complete our initial business combination within the prescribed time frame, our warrants will expire worthless.

Our outstanding warrants may not be exercised until after the completion of our initial business combination and are not entitled to participate in the redemption of the shares of our common stock conducted in connection with the consummation of our business combination. Accordingly, our warrants will expire worthless if we are unable to consummate a business combination within the 21 month period, or earlier if our board resolves to liquidate and dissolve in connection with a failed business combination.

You will not have any rights to or interest in funds from the trust account, except under limited circumstances. To liquidate your investment, therefore, you may be forced to sell your shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), subject to applicable law; (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option); or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time that we will be able to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In addition, if our plan to redeem our public shares if we are unable to consummate an initial business combination within 21 months from the date of this offering is not consummated for any reason, Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 21 months before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since we intend to use the net proceeds of this offering to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because our securities will be listed on a national securities exchange and we will have net tangible assets in excess of $5.0 million upon the completion of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination than would companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us, except in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules, a stockholder, or a “group” of stockholders, who are deemed to hold an aggregate of 20.0% or more of our common stock may not redeem any shares they hold that equal or exceed such 20.0% amount.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to shares in excess of 20.0% or more of the shares sold in this offering. We refer to such shares in excess of 20.0% or more of the shares sold in the offering as “Excess Shares”. Your inability to redeem any Excess Shares will reduce your influence over our ability to consummate a business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we consummate our business combination. As a result, you would continue to hold that number of shares exceeding 20.0% (less one share) and, in order to dispose of such shares, would be required to sell them in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete a business combination. If we are unable to complete our initial business combination, you may receive only $10.00 per share from our redemption of your shares, and our rights and warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only $10.00 per share from our redemption of our shares, and our rights and warrants will expire worthless.

If the net proceeds from this offering and the private placement held out of trust and the interest income earned on the trust account available to us are insufficient to allow us to operate for the next 21 months, we may be unable to complete our initial business combination.

Although we believe that the net proceeds from this offering and the private placement held out of trust and the interest income earned on the trust account used to pay our franchise and income taxes, and up to $125,000 on an annual basis for certain working capital purposes, will be sufficient to allow us to operate for the 21 months following completion of this offering (excluding any exercise of the underwriters’ overallotment option), we cannot assure you of this. Our initial holders, officers, directors or their affiliates are not obligated to loan any funds to us. Additionally, if we use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business, we could expend funds available to us more rapidly than we currently expect. Moreover, because of the current low interest rate environment, we may be unable to generate enough interest to fund our needs, thereby reducing funds available to us to identify target businesses and to structure, negotiate or close our initial business combination. If our funds are insufficient, and we are unable to generate funds from other sources, we may be forced to liquidate.

Subsequent to consummation of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this examination will uncover all material risks that may be presented by a particular target business, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies the principal risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result, from time to time following our initial business combination, we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Placing funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements or, even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, claims for fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver. If any third party refuses to execute an agreement waiving claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement without a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any available alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills management believes to be significantly superior to those of other consultants who would execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete a business combination within the required time frame, or upon the exercise of a redemption right in connection with a business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account due to claims of such creditors. Pursuant to a written agreement, Eric S. Rosenfeld has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, if an executed waiver is deemed to be unenforceable against a third party, Mr. Rosenfeld will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether Mr. Rosenfeld has sufficient funds to satisfy his indemnity obligations, we have not asked Mr. Rosenfeld to reserve for such indemnification obligations and we cannot assure you that he would be able to satisfy those obligations.

Our directors may decide not to enforce the indemnification obligations of Mr. Rosenfeld, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

If proceeds in the trust account are reduced below $10.00 per public share and Mr. Rosenfeld asserts that he is unable to satisfy his obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Rosenfeld to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Rosenfeld to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, by making distributions to public stockholders before making provision for creditors, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims for punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be subject to burdensome regulatory requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•         restrictions on the nature of our investments;

•         restrictions on the issuance of securities; and

•         restrictions on the incurrence of debt;

each of which may make it difficult for us to complete a business combination.

In addition, we may have to:

•         register as an investment company;

•         adopt a specific form of corporate structure; and

•         file reports, maintain records, and adhere to voting, proxy, disclosure and other requirements.

We do not believe that our anticipated principal activities will subject us to Investment Company Act regulation. The proceeds held in the trust account may be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States treasury and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may make it more difficult to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share on our redemption, and our rights and warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to complete an initial business combination or operate the post-combination company successfully.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law, or DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 21 months from the completion of this offering may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month if we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers or investment bankers) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not consummate our initial business combination within 21 months from the completion of this offering is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

We may not hold an annual meeting of stockholders until after we consummate a business combination.

We may not hold an annual meeting of stockholders until after we consummate a business combination (unless required by Nasdaq), and thus may not be in compliance with Section 211(b) of the DGCL, which requires that an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless directors are elected by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the shares of common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, and to use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares issuable upon exercise of the warrants, to the extent an exemption is not available. We cannot assure you that we will be able to do so. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement. However, in no event will we be required to issue cash, securities or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial stockholders and purchasers of placement units may make it more difficult to complete our initial business combination, and the future exercise of such rights may reduce the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial holders, purchasers of placement units and their permitted transferees can demand that we register the founder shares, placement units, placement shares, placement rights and placement warrants, and the shares of common stock issuable upon conversion of the placement rights and exercise of the placement warrants. These registration rights will be exercisable at any time commencing upon the date that such shares are released from transfer restrictions (as discussed under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”). We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 4,110,000 shares of common stock (assuming no exercise of the underwriters’ overallotment option), and up to 18,625 shares of common stock issuable upon conversion of the placement rights and up to 372,500 shares of common stock issuable on exercise of the placement warrants, eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may reduce the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our initial stockholders are registered.

Because we have not selected a particular industry or any specific target businesses with which to pursue a business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We may pursue acquisition opportunities in any business sector or geographic region we wish, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate a business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, you have no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. If we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations of the entity with which we combine. Because we will seek to acquire businesses that potentially need financial, operational, strategic or managerial redirection, we may be affected by the risks inherent in the business and operations of a financially or operationally unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines and, as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into a business combination will not have all of these positive attributes. If we consummate a business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to obtain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share on our redemption, and our warrants will expire worthless.

You may not have any assurance from an independent source that the price we are paying for the target in our initial business combination is fair to our stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent third party that the price we are paying is fair to our stockholders from a financial point of view. If we do not obtain an opinion, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation to be effective as of the date of this prospectus will authorize the issuance of up to 40,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 9,336,385 shares of common stock (assuming that the underwriters have not exercised their overallotment option) and 1,000,000 shares of preferred stock that are authorized, available for issuance and not reserved for issuance upon exercise of outstanding rights or warrants. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

•         may significantly dilute the equity interest of investors in this offering;

•         may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•         could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•         may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate another target business and consummate our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share from our redemption of our shares and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business due to a reduction in the funds available for expenses relating to such efforts. If we are unable to complete our initial business combination, our public stockholders may only receive $10.00 per share from our redemption of their shares and our warrants will expire worthless.

We are dependent upon our officers and directors; the loss of any one or more of them could adversely affect our ability to complete a business combination.

Our operations depend upon the background, experience and contacts of our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated a business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. In addition, our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and the search for a business combination and their other business commitments. We do not intend to have any full-time employees prior to the consummation of our business combination. Each of our executive officers and directors is engaged in other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ and directors’ other business commitments require them to devote substantial amounts of time in excess of their current commitment levels, it could limit their ability to devote time to our affairs which make it more difficult for us to identify an acquisition target and consummate our business combination.

Our success following our initial business combination likely will depend upon the efforts of management of the target business. The loss of any of the key personnel of the target’s management team could make it more difficult to operate the target profitably.

Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, we can offer no assurance that any will do so. Moreover, as a result of the existing commitments of our key personnel, it is likely that we will retain some or all of the management of the target business to conduct its operations. The departure of any key members of the target’s management team could thus make it more difficult to operate the post-combination business profitably. Moreover, to the extent that we will rely upon the target’s management team to operate the post-combination business, we will be subject to risks regarding their managerial competence. While we intend to closely scrutinize the skills, abilities and qualifications of any individuals we retain after a business combination, our ability to do so may be limited due to a lack of time resources or information. Accordingly, we cannot assure you that our assessment of these individuals will prove to be correct and that they will have the skills, abilities and qualifications we expect.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and, as a result, may cause them to have conflicts of interest in determining whether a particular business combination would be advantageous to us.

Our key personnel may decide to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business and cause them to have conflicts of interest in determining whether a particular business combination would be advantageous to us.

Our officers and directors are now and may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses or entities. Our executive officers and directors may in the future become affiliated with entities that are engaged in the business of acquiring other businesses or entities. In each case, our executive officers and directors’ existing directorships or other responsibilities may give rise to contractual or fiduciary obligations that take priority over any obligation owed to us. Our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to us or any of our officers or directors or in circumstances that would conflict with any fiduciary duties or contractual obligations to other entities they may have as of the date of this prospectus. See “Management — Conflicts of Interest.” Accordingly, business opportunities that may be attractive to the entities described above will not be presented to us unless such entities have declined to accept such opportunities. As a result, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing stockholders, which may raise potential conflicts of interest.

We may decide to acquire one or more businesses affiliated with holders of founder shares, or our officers and directors. Our officers and directors also serve as officers and board members of other entities. Such entities may compete with us for business combination opportunities. The holders of founder shares and our officers and directors are not currently aware of any specific opportunities for us to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that the targeted affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and the transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm, a firm that regularly prepares valuation reports on the type of company that we are seeking to acquire or an independent accounting firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our executive officers, directors or holders of founder shares, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting a business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we expected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with us following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Since holders of founder shares and placement units will lose some or all of their investment in us if we do not consummate a business combination, and since certain of our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

Holders of founder shares currently own 3,737,500 shares of our common stock, which will be worthless if we do not consummate our initial business combination. Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement units for an aggregate purchase price of $3.725 million. There will be no redemption rights or liquidating distributions from the trust account with respect to the founder shares, placement shares, placement rights or placement warrants, which will expire worthless if we do not consummate a business combination within the allotted time period. If we do not consummate a business combination, our officers and directors will realize a loss on the placement shares they purchased. As a result, the personal and financial interests of our officers and directors in consummating an initial business combination, along with their flexibility in identifying and selecting a prospective acquisition candidate, may influence their motivation in identifying and selecting a target business combination and completing an initial business combination that is not in the best interests of our stockholders. Consequently, the discretion of our officers and directors, in identifying and selecting a suitable target business combination may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in the best interest of our public stockholders.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our financial condition and the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, otherwise to incur debt, we may choose to incur substantial debt in order to complete our initial business combination. The incurrence of debt could have a variety of negative effects, including:

•         default and foreclosure on our assets if our operating revenues or cash flows after an initial business combination are insufficient to meet our debt service obligations;

•         acceleration of our obligations to repay the indebtedness, even if we make all principal and interest payments when due, if we breach covenants that require the maintenance of financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand and the lender demands payment;

•         our inability to obtain necessary additional financing if any debt we incur contains covenants restricting our ability to obtain additional financing while the debt is outstanding;

•         prohibitions of, or limitations on, our ability to pay dividends on our common stock;

•         use of a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, as well as for expenses, capital expenditures, acquisitions and other general corporate purposes;

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•         increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•         limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of growth strategies and other purposes and other disadvantages compared to our competitors who have less debt.

We do not have a policy with respect to how much debt we may incur. To the extent that the amount of our debt increases, the impact of the effects listed above may also increase.

We may be able to complete a business combination with only one business, which would result in our success being dependent solely on a single business which may have a limited number of products or services. This lack of diversification may harm our operations and profitability.

We are not limited as to the number of businesses we may acquire in our initial business combination. However, we may not be able to effectuate a business combination with more than one target business because of various factors, including the limited amount of the net proceeds of this offering, the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks particular to the industry area in which the acquired business operates. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may:

•         solely depend upon the performance of a single business, property or asset, or

•         depend upon the development or market acceptance of a single or limited number of products, processes or services.

We may attempt to consummate business combinations with multiple prospective targets simultaneously, which may hinder our ability to consummate an initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to acquire several businesses simultaneously that are owned by different sellers, we will need each seller to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, we may be unable to operate the combined business successfully, and you could lose some or all of your investment in us.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we expected, or at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of the information developed during our due diligence examination, which may be limited. As a result, we could acquire a company that is not as profitable as we expected, or at all. Furthermore, the relative lack of information about a private company may hinder our ability to properly assess the value of such a company which could result in our overpaying for that company.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that could result in us being unable to operate the business successfully.

We may effect an initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•         tariffs and trade barriers;

•         regulations related to customs and import/export matters;

•         tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•         currency fluctuations and exchange controls;

•         challenges in collecting accounts receivable;

•         cultural and language differences;

•         employment regulations;

•         crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•         deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, we may be unable to operate the acquired business successfully.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or enforce remedies for breaches of those agreements in that jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

We may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. However, we may structure our initial business combination to acquire less than 100% of the equity interest or assets of the target business, but only if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target. Even if we own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold will make it easier for us to consummate a business combination with which a substantial number of our stockholders do not agree.

Since we have no specified percentage threshold for redemption in our amended and restated certificate of incorporation, our structure is different in this respect from the structure that has been used by many blank check companies. Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of public shares for which conversion was elected exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. However, we may be able to consummate a business combination even though a substantial number of our public stockholders do not agree with the transaction and have redeemed their shares. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination, and the amount that we redeem may be further limited by the terms and conditions of our initial business combination. In such case, we would not proceed with the redemption of our public shares and the related initial business combination, and instead may search for an alternate business combination.

In order to effectuate a business combination, we may seek to amend provisions of our charter and other governing instruments. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or other governing instruments in a manner that will make it easier for us to consummate a business combination that our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. For example, blank check companies have amended the definition of initial business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination. However, if the effect of the proposed amendments would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share, or (ii) delay the date on which a stockholder could otherwise redeem shares for the per share amount in the trust account and, if such amendments are approved by persons holding at least 65% of the outstanding shares of our common stock, we will provide a right for public stockholders to redeem their public shares, if such amendment is approved, in the same manner as if we were seeking a stockholder vote on a business combination except that the amount on deposit in the trust account for purposes of calculating the per share redemption price will be determined at the close of business two business days before the meeting date as set forth in “Proposed Business — Effecting our Initial Business Combination.”

Provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders owning 65% of the issued and outstanding shares of our common stock, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation to facilitate the consummation of an initial business combination that our stockholders may not support.

Many blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. Amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders in many cases. Our amended and restated certificate of incorporation provides that provisions related to pre-business combination activity may be amended if approved by holders owning 65% of the issued and outstanding shares of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders owning 65% of the issued and outstanding shares of our common stock (in each case including all shares held by the initial holders, holders of placement units, our officers and our directors); provided, however, that if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for public shareholders to redeem public shares if such an amendment is approved). As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-business combination actions more easily that many blank check companies, and this may increase our ability to consummate a business combination with which you do not agree.

Our initial holders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares. Our stockholders are not parties to, or third-party beneficiaries of, this written agreement with our initial holders, executive officers and directors and, as a result, will not have the ability to pursue remedies against these persons and entities for any breach of such agreement. Accordingly, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

Holders of founder shares and purchasers of placement units will control a substantial interest in us and thus may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon completion of this offering, holders of founder shares and purchasers of placement units (excluding placement units held by Cantor Fitzgerald) will own shares equal to approximately 21.5% of our issued and outstanding shares of common stock (approximately 21.3% if the underwriters exercise their overallotment option in full). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation. Holders of founder or placement shares are not restricted from purchasing common stock in the aftermarket or in privately negotiated transactions, which would increase their control. Neither the holders of founder shares nor purchasers of placement units has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our common stock. In addition, our board of directors, whose members were elected by our initial holders, is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, you should anticipate that holders of founder shares and purchasers of placement units will continue to exert control at least until the consummation of our initial business combination.

The initial stockholders paid an aggregate of $25,000, or approximately $0.0067 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our units including shares of our common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the right or warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The initial stockholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon completion of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 90.4%, or $9.04 per share (the difference between the pro forma net tangible book value per share of $0.96 and the initial offering price of $10.00 per unit).

We may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding rights.

Our rights will be issued in registered form under a right agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The right agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The right agreement requires the approval by the holders of at least 65% of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the rights in a manner adverse to a holder if holders of at least 65% of the then outstanding rights approve of such amendment. Although our ability to amend the terms of the rights with the consent of at least 65% of the then outstanding rights is unlimited, examples of such amendments could be amendments to, among other things, decrease the number of shares of our common stock issuable upon conversion of a right.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants (excluding any placement warrants held by our initial holders or their permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our common stock in the event the shares of our common stock are not traded on any specific trading day) of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you: (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, we will have the option to require any holder that wishes to exercise his warrants (including any warrants held by our initial stockholders or their permitted transferees) to do so on a “cashless basis.” If we choose to require holders to exercise their warrants on a cashless basis, the number of shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our rights and warrants may have an adverse effect on the market price of our common stock and make it more difficult to effectuate a business combination.

In this offering, we will be issuing rights to receive 650,000 shares of common stock (747,500 shares if the underwriters’ overallotment option is exercised in full) and warrants to purchase up to 13,000,000 shares of common stock (14,950,000 shares if the underwriters’ overallotment option is exercised in full) as part of the public units. In addition, on the closing date of this offering, we will sell 372,500 placement units to our initial holders and Cantor Fitzgerald, with each unit consisting of one placement share, one placement right to receive one-twentieth of one share of common stock upon consummation of a business combination and one placement warrant to purchase one share of common stock. In addition, our initial holders, officers, directors or their affiliates may, but are not obligated to, lend us funds for our working capital requirements or finance transaction costs in connection with an intended initial business combination, any portion or all of which may be converted, at the option of the lender, into additional units of the post-business combination entity at $10.00 per unit.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional securities could make us a less attractive acquisition vehicle to a target business. Such securities could increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. This may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock, rights and warrants underlying the units, include:

•         the history and prospects of companies whose principal business is the acquisition of other companies;

•         prior offerings of those companies;

•         our prospects for acquiring an operating business at attractive values;

•         a review of debt to equity ratios in leveraged transactions;

•         our capital structure;

•         an assessment of our management and their experience in identifying operating companies;

•         general conditions of the securities markets at the time of this offering; and

•         other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we intend to apply to have our securities listed on the Nasdaq Capital Market, as of the date of this prospectus there is no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations, general market and economic conditions and forecasts, our general business condition and the release of our financial reports. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market for such securities can be established or sustained.

Nasdaq may delist our securities from trading which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We expect our units to be approved for listing on Nasdaq prior to the date of this prospectus, subject to official notice of issuance, and our common stock, rights and warrants to be listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards established by Nasdaq, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to a business combination. In order to continue listing our securities on Nasdaq prior to a business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000), a minimum number of public stockholders (generally 300 public holders), and a minimum number of shares held by non-affiliates (500,000 shares). Additionally, in connection with our business combination, it is likely that Nasdaq may require us to file a new initial listing application and meet its initial listing requirements which are more rigorous than Nasdaq’s continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the Over-The-Counter Bulletin Board or the “pink sheets.” If this were to occur, there could be material adverse consequences, including:

•         a limited availability of market quotations for our securities;

•         reduced liquidity for our securities;

•         a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•         a limited amount of, or no, news and analyst coverage; and

•         a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock, rights and warrants will be listed on Nasdaq, we expect that our units, common stock, rights and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Purchases of common stock in the open market or in privately negotiated transactions by our initial holders, directors, officers or their affiliates may make it difficult for us to continue to list our common stock on Nasdaq or another national securities exchange.

If our initial holders, directors, officers or their affiliates purchase shares of our common stock in the open market or in privately negotiated transactions, it would reduce the public “float” of our common stock and the number of beneficial holders of our common stock, which may make it difficult to maintain the listing or trading of our common stock on a national securities exchange if we determine to apply for such listing in connection with the business combination. If the number of our public holders falls below 300 or if the total number of shares held by non-affiliates is less than 500,000, we will be non-compliant with Nasdaq’s continued listing rules and our common stock could be de-listed. If our common stock were de-listed, we could face the material consequences set forth in the immediately preceding risk factor.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

If we hold a stockholder vote to approve our initial business combination, the federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. If we make a tender offer for our public shares, we will include the same financial statement disclosure in our tender offer documents that is required under the tender offer rules. These financial statements must be prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 21 month time frame.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (which we refer to as the Sarbanes-Oxley Act), the Dodd-Frank Act Wall Street Reform and Consumer Protection Act (which we refer to as the Dodd-Frank Act), the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from operational activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirement of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with all public company accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations and Known Trends or Future Events” for a further discussion of this extended transition period.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

The Sarbanes-Oxley Act requires that we maintain a system of internal controls and, beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2019, that we evaluate and report on such system of internal controls. In addition, once we are no longer an “emerging growth company,” we must have our system of internal controls audited. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus that reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•         the ability of our officers and directors to generate potential investment opportunities;

•         our ability to complete our initial business combination;

•         our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•         the allocation by our officers and directors of their time to other businesses and their potential conflicts of interest with our business or in approving our initial business combination;

•         our potential ability to obtain additional financing to complete our initial business combination;

•         the pool of prospective target businesses;

•         the listing on, or the delisting of our securities from, Nasdaq or our ability to have our securities listed on Nasdaq or another national securities exchange following our initial business combination;

•         potential changes in control if we acquire one or more target businesses for stock;

•         the potential liquidity and trading of the securities we will issue in this offering;

•         the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•         our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 13,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the placement units (of which $130.0 million will be deposited into the trust account) will be used as set forth in the following table.

	Without Overallotment Option	Overallotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public	$130,000,000	$149,500,000
Proceeds from private placement	3,725,000	3,725,000
Total gross proceeds	$133,725,000	$153,225,000
Estimated offering expenses(1)
Underwriting commissions (2.0% of gross proceeds from units offered to public, excluding deferred portion)(2)	$2,600,000	$2,600,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	45,000	45,000
Accounting fees and expenses	45,000	45,000
SEC fees	19,992	19,992
FINRA fees	26,375	26,375
Nasdaq Capital Market Listing Fees	75,000	75,000
Travel and roadshow	15,000	15,000
D&O Insurance	80,000	80,000
Miscellaneous expenses	18,633	18,633
Total offering expenses	$3,175,000	$3,175,000
Proceeds after offering expenses	130,550,000	150,050,000
Held in trust account	$130,000,000	$149,500,000
% of public offering proceeds held in trust(3)	100.0%	100.0%
Held outside trust account	$550,000	$550,000

The following table shows the use of the net proceeds of this offering and the private placement held out of this trust but does not account for interest which may be earned on amounts in the trust account that may be released to us to cover operating expenses.

	Amount	Percentage
Use of net proceeds not held in trust(5)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$75,000	9.4%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination	175,000	21.9%
Legal and accounting fees relating to SEC reporting obligations	150,000	18.8%
Reserve for liquidation expenses	15,000	1.9%
Nasdaq continued listing fees	75,000	9.4%
Payment of administrative fee to Crescendo Advisors II, LLC ($12,500 per month for up to 21 months)	262,500	32.8%
Other miscellaneous expenses	47, 500	5.9%
Total	$800,000	100.0%

____________

(1)      As of the date of this prospectus, $______ of these expenses have been paid from the proceeds of loans made to us by our officers and directors. These loans will be repaid upon the earlier of the completion of this offering, October 18, 2018 or the date we abandon this offering. If offering expenses actually paid are less than the estimates set forth in this table, the balance will be used for post-closing working capital.

(2)      The underwriters have agreed to defer until consummation of our initial business combination $4.55 million of their underwriting commissions (or approximately $5.623 million if the underwriters’ overallotment option is exercised in full), which equals 3.5% of the gross proceeds from the units sold to the public, excluding any units purchased pursuant to the underwriters’ overallotment option, and 5.5% of the gross proceeds from the units sold to the public pursuant to the underwriters’ overallotment option. Upon consummation of our initial business combination, the underwriters’ deferred commissions will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

(3)      $130.0 million from the proceeds of this offering and the private placement ($149.5 million if the underwriters exercise their overallotment option in full), including deferred underwriting commissions of $4.55 million (approximately $5.623 million if the underwriters exercise their overallotment option in full), will be placed in a trust account held at ___________, located in the United States, with Continental Stock Transfer & Trust Company, acting as trustee.

(4)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. If we identify an acquisition target in a specific industry subject to industry specific regulation, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary, and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(5)      Includes the up to $125,000 on an annual basis, of interest earned on the trust account for working capital purposes to pay our Nasdaq continued listing fees, auditor fees and trust/custodian administration fees.

A total of $130.0 million (or $149.5 million if the underwriters’ overallotment option is exercised in full) of the aggregate net proceeds from this offering and the private placement, including $4.55 million (or approximately $5.623 million if the underwriters exercise their overallotment option in full) of the deferred underwriting discount, will be placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee and will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for any interest income released to us to pay our franchise and income taxes and up to $125,000 on an annual basis for working capital purposes described above, none of the funds held in the trust account will be released, subject to the requirements of law, until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), subject to applicable law; (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option); or (iv) otherwise upon our liquidation or if our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination).

The net proceeds held in the trust account (excluding any deferred underwriting commissions) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. If we pay for our initial business combination using stock or debt securities, or if we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination, we may use the remaining cash released from the trust account for general corporate purposes, including for maintenance or expansion of the operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that the net proceeds from this offering and the private placement held out of trust and interest income on the amount in the trust account that may be released to fund working capital requirements will be sufficient to pay our costs and expenses prior to our initial business combination. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

The payment to Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, of a monthly fee of $12,500 is for general and administrative services including office space, utilities and administrative support. This arrangement is being agreed to by Crescendo Advisors II, LLC for our benefit and is not intended to provide Mr. Rosenfeld or our other executive officers with compensation in lieu of salaries. We believe, based on rents and fees for similar services in New York City, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of our initial business combination or the distribution of the trust account to our public stockholders. Other than the $12,500 per month fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into additional placement units at a price of $10.00 per unit.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial holders, directors, officers or their respective affiliates may purchase shares in the open market or in privately negotiated transactions either prior to or following the consummation of our initial business combination, although as of the date of this prospectus (apart from the purchase of the placement units) they have no commitments, plans or intentions to engage in such transactions. If they do effect such purchases, we anticipate that they would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our initial holders, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. They may also enter into transactions to provide such holders with incentives to acquire shares, vote their shares in favor of an initial business combination or not redeem their share. We will notify stockholders of such material purchases or arrangements that would affect the vote on an initial business combination, if any, by press release, filing a Form 8-K or by means of a supplement to our proxy statement. No funds in the trust account may be used to effect purchases of shares in the open market or in privately negotiated transactions.

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Moreover, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If the amount of redemptions plus any cash required by our initial business combination would cause our net tangible assets to fall below $5,000,000, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), subject to applicable law; (iii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option); or (iv) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time that we will be able to identify an attractive acquisition target or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

The initial holders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within the 21 month period or if we liquidate prior to the expiration of the 21 month period. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination or a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, if the initial holders, or any of our officers, directors or affiliates, acquires public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination or liquidate within the required time period. In addition, Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends before we complete our initial business combination. The payment of cash dividends in the future will depend upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we may effect a stock dividend immediately prior to the consummation of the offering in an amount such that founder shares will remain equal to 20% of the aggregate of our public shares and the founder shares. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants imposed by the debt instruments.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the warrants contained in the placement units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At March 31, 2018, our net tangible book value was ($37,630), or approximately $(0.01) per share of common stock. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of 0.05 of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of shares included in the units offered hereby will be deemed to be 13,650,000 (consisting of 13,000,000 shares included in the units we are offering by this prospectus and 650,000 shares for the outstanding rights), and the price per share in this offering will be deemed to be $9.52. After giving effect to the sale of 13,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the placement units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2018, would have been $5,000,002 or $0.96 per share, representing an immediate increase in net tangible book value (as decreased by the value of the approximately 12,102,396 shares of common stock that may be redeemed for cash and assuming no exercise of the underwriters’ overallotment option) of $0.97 per share to initial stockholders as of the date of this prospectus and an immediate dilution of $9.04 per share or 90.4% to our public stockholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise their over-allotment option in full would be an immediate dilution of $9.15 per share or 91.5%.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the placement warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	0.97
Pro forma net tangible book value after this offering and sale of private placement units		$0.96
Dilution to new investors		$9.04

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ overallotment option) by $121,023,960 because holders of up to 12,102,396 of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain working capital purposes and up to $100,000 to pay dissolution expenses), divided by the number of shares of common stock sold in this offering.

The following table sets forth information with respect to holders of founder shares and the public stockholders:

	Total shares		Total consideration		Average
	Number	%	Amount	%	price per share
Holders of founder shares(1)	3,250,000	18.8%	$25,000	0.0%	$0.0077
Placement shares(2)(3)	391,125	2.3%	3,725,000	2.8%	$9.5238
Public stockholders(4)	13,650,000	78.9%	130,000,000	97.2%	$9.5238
Total	17,291,125	100%	$133,750,000	100%

____________

(1)      Assumes no exercise of the underwriters’ overallotment option and corresponding forfeiture of 487,500 founder shares by the initial holders as a result thereof.

(2)      Assumes no value is attributed to the placement warrants contained in the placement units.

(3)      Assumes the issuance of an additional 18,625 shares underlying rights included in placement units issued.

(4)      Assumes the issuance of an additional 650,000 shares underlying rights included in the units offered.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(37,630)
Net proceeds from this offering and sale of placement units	130,550,000
Plus: Offering costs incurred in advance	61,592
Less: Deferred underwriting commission	(4,550,000)
Less: Proceeds held in the trust account which may be used to redeem shares	(121,023,960)
$5,000,002
Denominator:
Shares of common stock outstanding before this offering	3,737,500
Less: Shares subject to forfeiture assuming no overallotment option exercised(1)	(487,500)
Shares of common stock included in the units offered	13,000,000
Shares of common stock underlying rights included in the units offered	650,000
Shares of common stock included in the placement units issued	372,500
Shares of common stock underlying rights included in the placement units issued	18,625
Less: Shares subject to redemption to maintain net tangible assets of $5,000,001	(12,102,396)
5,188,729

____________

(1)      Assumes no exercise of the underwriters’ overallotment option and that 487,500 founder shares have been forfeited by the initial holders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2018 and as adjusted to give effect to the sale of our units and the placement units and the application of the estimated net proceeds derived from the sale of such securities:

	March 31, 2018
	Actual	As Adjusted(1)
Deferred underwriting discount and commissions	$—	$4,550,000
Common stock, subject to redemption	—	121,023,960
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 30,000,000 shares authorized and 3,737,500 shares issued and outstanding (actual); 40,000,000 shares authorized and 4,520,104 shares issued and outstanding (excluding 12,102,396 shares subject to redemption) (as adjusted)(2)	374	452
Additional paid-in capital	24,626	5,000,588
Accumulated deficit	(1,038)	(1,038)
Total stockholders’ equity	23,962	5,000,002
Total capitalization	$23,962	$130,573,962

____________

(1)      Includes the $3.725 million we will receive from the sale of the placement units.

(2)      The “as adjusted” amount assumes the overallotment option has not been exercised and a corresponding forfeiture of an aggregate of 487,500 founder shares held by the initial holders. Also assumes an amendment to our certificate of incorporation to increase our authorized common stock to 40,000,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. We have not identified any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the placement units, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination.

The issuance of additional shares of our stock in a business combination:

•         may significantly dilute the equity interest of investors in this offering;

•         may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•         could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•         may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•         may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•         default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•         acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•         our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand and the lender demands payment;

•         limitations on our ability to obtain additional financing if the debt security contains covenants restricting our ability to incur debt;

•         our inability to pay dividends on our common stock due to covenants limiting or prohibiting dividends;

•         using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce, or possibly eliminate, the funds available for use as dividends on our common stock, expenses, capital expenditures, acquisitions and other general corporate purposes; and

•         limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

As indicated in the accompanying financial statements, at March 31, 2018, we had $27,783 in cash, deferred offering costs of $61,592 and our net tangible book value was ($37,630).

Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until, at the earliest, the consummation of our initial business combination. We will generate non-operating revenues in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial position since the date of our audited financial statements. After this offering, we expect to incur significantly increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for expenses incurred in identifying and examining target businesses and completing our initial business combination.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period until the earlier of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently-issued accounting standard.

Liquidity and Capital Resources

At March 31, 2018, we had $27,783 in cash and working capital of $(37,630). Further, we expect to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. Our plans to raise capital or to consummate our initial business combination may not be successful.

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to the initial holders and $65,000 in loans by our officers and directors. We estimate that the net proceeds from: (i) the sale of the units in this offering, after deducting offering expenses of approximately $575,000 and the non-deferred underwriters’ discount of $2.6 million, but including deferred underwriting commissions of $4.55 million (or approximately $5.623 million if the underwriters’ overallotment option is exercised in full), and (ii) the sale of 372,500 placement units to our initial holders and Cantor Fitzgerald for an aggregate purchase price of $3.725 million, will be $130.55 million (or $150.05 million if the underwriters’ overallotment option is exercised in full), of which $130.0 million (or $149.5 million if the underwriters’ overallotment option is exercised in full) will be held in the trust account. If our offering expenses exceed our estimate of $575,000, we will fund such excess with the net proceeds from this offering and the private placement held out of trust. If our offering expenses are less than our estimate of $575,000, the balance will be used for post-offering working capital.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us for working capital purposes or to pay taxes and deferred underwriting commissions), to consummate our initial business combination. We may use interest earned on the trust account to pay our franchise and income taxes, up to $125,000 on an annual basis for certain working capital purposes and up to $100,000 to pay dissolution expenses. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering to be approximately $110,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the consummation of our initial business combination, we will have available to us the net proceeds from this offering and the private placement held out of trust. We may also use interest income on the balance of the trust account to pay our franchise and income taxes, up to $125,000 on an annual basis for certain working capital purposes and up to $100,000 to pay dissolution expenses. Should these amounts be insufficient, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

We expect our primary liquidity requirements during the period between the completion of this offering and the consummation of our initial business combination to include approximately $1,000,000 in expenses, as described in more detailed under “Use of Proceeds.” These amounts are estimates and may differ materially from our actual expenses. We may incur additional expenses in connection with this offering over and above the amounts set forth in “Use of Proceeds.” In addition, we may use the net proceeds from this offering and the private placement held out of trust and up to $125,000 on an annual basis of interest income on the trust account for certain of our working capital needs.

Controls and Procedures

The Sarbanes-Oxley Act requires that we maintain a system of internal controls, and beginning with our annual report on Form 10-K for the fiscal year ending December 31, 2019, that we evaluate and report on our system of internal controls. In addition, once we are no longer an “emerging growth company,” we will be subject to the requirements under the Sarbanes-Oxley Act to have our system of internal controls audited. As of the date of this prospectus, we have not completed an assessment, nor have our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the consummation of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•         staffing for financial, accounting and external reporting areas, including segregation of duties;

•         reconciliation of accounts;

•         proper recording of expenses and liabilities in the period to which they relate;

•         evidence of internal review and approval of accounting transactions;

•         documentation of processes, assumptions and conclusions underlying significant estimates; and

•         documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the private placement, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

The initial holders have purchased an aggregate of 3,737,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.0066 per share after giving effect to a contribution to capital of an aggregate of 575,000 shares in April 2018. This number includes an aggregate of 487,500 founder shares that are subject to forfeiture by the initial holders to the extent that the overallotment option is not exercised by the underwriters. The initial holders have the right to require us to register their founder shares for resale as described in “Principal Stockholders — Registration Rights.”

As of the date of this prospectus, our officers and directors loaned us a total of $65,000 for use in funding a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and due at the earlier of October 18, 2018, the completion of this offering or the date we determine to abandon this offering.

We are obligated, commencing on the date of this prospectus, to pay Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, a monthly fee of $12,500 for general and administrative services.

Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement units (consisting of 372,500 placement shares, 372,500 placement rights and 372,500 placement warrants) for an aggregate purchase price of $3.725 million in a private placement that will occur simultaneously with the completion of this offering. Each placement right entitles the holder to receive one-twentieth of a share of common stock upon consummation of a business combination. Each placement warrant entitles the holder to purchase one share of our common stock at $11.50 per share. The placement units, and their underlying common stock, rights and warrants, are subject to transfer restrictions. See “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein).” Our initial holders and Cantor Fitzgerald have the right to require us to register the placement units for resale as described in “Principal Stockholders — Registration Rights.” We will bear the costs and expenses of filing any such registration statements. The placement rights will be identical to the rights being sold as part of the units in this offering. The placement warrants will be non-redeemable so long as they are held by our initial holders or their permitted transferees. The placement warrants may also be exercised by our initial holders or their permitted transferees, for cash or on a cashless basis. Other than as stated above, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

In order to finance transaction costs in connection with an intended initial business combination and working capital expenses, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. We believe the purchase price of these units will approximate the fair value of such units when issued. However, if it is determined, at the time of issuance, that the fair value of such units exceeds the purchase price, we would record compensation expense for the excess of the fair value of the units on the day of issuance over the purchase price in accordance with ASC 718 — Compensation — Stock Compensation.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of March 31, 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company formed in August 2017 that will seek to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more businesses or entities. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with any acquisition target with respect to a business combination with us. We have generated no operating revenues to date and we do not expect that we will generate operating revenues until we consummate our initial business combination.

We will seek to capitalize on the significant experience of our management team in consummating an initial business combination. Eric S. Rosenfeld, our Chief Executive Officer, has served as Chairman and Chief Executive Officer of five prior publicly-held blank check companies: (i) Arpeggio, which raised $40.8 million in June 2004 and consummated a business combination with Hill International in June 2006, (ii) Rhapsody, which raised $41.4 million in October 2006 and consummated a business combination with Primoris in July 2008, (iii) Trio, which raised $69 million in June 2011 and consummated a business combination with SAE in June 2013, (iv) Quartet, which raised $96.6 million in November 2013 and consummated a business combination with Pangea in October 2014, and (v) Harmony, which raised $115.0 million in March 2015 and consummated a business combination with NextDecade LLC in July 2017. David D. Sgro, our Chief Operating Officer, has also served as Chief Financial Officer of Rhapsody, Trio and Quartet and Chief Operating Officer of Harmony. Additionally, Leonard B. Schelmm, a member of our Board, served as a member of the Board of Arpeggio, Rhapsody and Harmony, John P. Schauerman, a member of our Board, served as a member of the Board of Quartet and Harmony, and Adam J. Semler, a member of our Board, served as a member of the Board of Harmony. We believe that potential sellers of target businesses will view the fact that our management team has successfully closed five business combinations with vehicles similar to our company as a positive factor in considering whether or not to enter into a business combination with us. However, there is no assurance that we will complete a business combination.

In June 2004, Arpeggio, a blank check company founded by Eric S. Rosenfeld, consummated its initial public offering, raising $40.8 million (at $6.00 per unit, each consisting of one share of common stock and two warrants, each to purchase one share of common stock). In June 2006, Arpeggio completed a merger with Hill International. Hill International provided fee-based project management and construction claims services worldwide, primarily serving the United States and other national governments, state and local governments, and the private sector. It was founded in 1976 and is headquartered in Philadelphia, Pennsylvania. In the merger, Arpeggio issued approximately 14.5 million shares of its common stock to Hill International’s stockholders and provided for an additional 6.6 million contingent shares issuable if certain earnings targets were achieved from 2006–2009. All of such contingent shares were issued as Hill International was successful in achieving its earnings targets. Immediately following the merger, Arpeggio’s former stockholders owned approximately 36% of Hill International and the remaining 64% was owned by Hill International’s former stockholders. The warrants issued in Arpeggio’s initial public offering were subsequently redeemed by Hill International in accordance with their terms, the result of which was Hill International receiving approximately $68 million from the exercise of such warrants. Hill International’s common stock currently trades on the New York Stock Exchange under the symbol HIL and its price has ranged from $2.35 to $19.30 following the completion of its business combination with Arpeggio, with a closing price of $       on       , 2018. Eric S. Rosenfeld served as a director of Hill International from June 2006 to June 2010 and David D. Sgro has served as a director of Hill International since August 2016.

In October 2006, Rhapsody, a blank check company founded by Mr. Rosenfeld and David D. Sgro, our Chief Operating Officer, consummated its initial public offering, raising $41.4 million (at $8.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2008, Rhapsody completed a merger with Primoris and, shortly thereafter, the company changed its name to “Primoris Services Corporation.” Primoris provided construction, fabrication, maintenance, replacement, and engineering services to public utilities, petrochemical companies, energy companies, and municipalities primarily in the United States and Canada. Primoris is headquartered in Dallas, Texas. In the merger, Rhapsody issued approximately 24.1 million shares of its common stock to Primoris’ stockholders and provided for an additional 5.0 million contingent shares issuable if certain earnings targets were achieved for 2008 and 2009. All of such contingent shares were issued as Primoris was successful in achieving its earnings targets. The warrants issued in Rhapsody’s initial public offering expired by their terms in October 2010. Primoris’s common stock currently trades on the Nasdaq Capital Market under the symbol PRIM and its price has ranged from $3.25 to $33.35 following the completion of its business combination with Rhapsody, with a closing price of $       on        , 2018. Eric S. Rosenfeld served as a

director of Primoris from the completion of its business combination in 2008 until May 2014. David D. Sgro served as a director of Primoris from 2008 to 2011.

In March 2008, Mr. Rosenfeld became the chairman of the board, chief executive and president, and Mr. Sgro became the chief financial officer, secretary and a director, of Symphony Acquisition Corp. and Staccato Acquisition Corp., two blank check companies, each formed to complete a business combination with one or more businesses or entities. Due to market conditions, neither Symphony Acquisition Corp. nor Staccato Acquisition Corp. completed its initial public offering and neither engaged in any substantive operations.

In June 2011, Trio, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $69.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In June 2013, Trio completed a merger with SAE and in connection therewith the company changed its name to “SAExploration Holdings, Inc.” SAE was a holding company of various subsidiaries which collectively formed a geophysical services company offering seismic data acquisition services to the oil and gas industry in North America, South America, and Southeast Asia. SAE provided a full range of services related to the acquisition of 2D, 3D and time-lapse 4D seismic data on land, in transition zones between land and water and in shallow water, as well as seismic data field processing. In the merger, the SAE common stockholders, on a fully-diluted basis, received: (i) an aggregate of 6,448,413 shares of Trio common stock at the closing; (ii) an aggregate of $7,500,000 in cash at the closing; (iii) an aggregate of $17,500,000 represented by a promissory note issued by Trio at the closing; and (iv) the right to receive up to 992,064 additional shares of Trio common stock after the closing based on the achievement of specified earnings targets by the combined company for the 2013 and/or the 2014 fiscal years. Additionally, Trio paid the holder of SAE’s outstanding Series A preferred stock an aggregate of $5,000,000 in cash for all of such securities. None of the contingent shares were issued as the specified earnings targets for 2013 and/or 2014 were not achieved. SAE’s common stock and warrants currently trade on the Nasdaq Capital Market and OTC Bulletin Board, respectively, under the symbol SAEX and SAEXW, respectively, and the price of the common stock has ranged from $0.01 to $10.32 following completion of its business combination with Trio, with a closing price of $       (adjusted for the 135 for 1 reverse stock split) on       , 2018. Eric S. Rosenfeld and David D. Sgro served as directors of SAE from the closing of its merger in 2013 until July 2016.

In November 2013, Quartet, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $96.6 million (at $10.00 per unit, each consisting of one share of common stock and one right). In October 2014, Quartet completed a merger with Pangaea Logistics Solutions Ltd., a growth oriented global logistics company focused on providing seaborne drybulk transportation services. It is headquartered in Newport, Rhode Island and conducts all operations through its direct and indirect subsidiaries. In the merger, the former securityholders of Pangaea received (i) 29,411,764 shares, (ii) an additional number of shares upon Pangaea achieving certain financial results following the merger and (iii) an additional 1,739,062 shares based on the number of Quartet public stockholders that sought conversion of their public shares into a pro rata portion of Quartet’s trust account (with a corresponding contribution to capital, for no consideration, from the Quartet initial stockholders of the same number of shares to be issued to the former Pangaea securityholders). None of the contingent shares were issued as the specified financial targets were not achieved. Pangaea’s common stock currently trades on the Nasdaq Capital Market under the symbol PANL, and the price of the common stock has ranged from $2.12 to $9.17 following completion of the business combination with Quartet, with a closing price of $      on       , 2018. Eric S. Rosenfeld and David D. Sgro currently serve as directors of Pangaea.

In March 2015, Harmony, a blank check company founded by Messrs. Rosenfeld and Sgro, consummated its initial public offering, raising $115.0 million (at $10.00 per unit, each consisting of one share of common stock and one warrant to purchase one share of common stock). In July 2017, Harmony completed its business combination with NextDecade, a LNG development company focused on LNG export projects and associated pipelines in the State of Texas. In the transaction, the former members of NextDecade received an aggregate of 97,866,510 shares of Harmony common stock plus the right to receive an additional 4,893,326 shares (up to 19,573,304 shares in the aggregate) of Harmony common stock upon the achievement by NextDecade of four milestones following the transaction. NextDecade’s common stock and warrants currently trade on the Nasdaq Capital Market under the symbols “NEXT” and “NEXTW,” respectively, and the price of the common stock has ranged from $8.46 to $10.35 following consummation of the business combination with Harmony, with a closing price of $     on       , 2018. Eric S. Rosenfeld and David D. Sgro currently serve as directors of NextDecade.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. However, we may structure our initial business combination to acquire less than

100% of the equity interest or assets of the target business, but only if we (or any entity that is a successor to us in a business combination) acquire a majority of the outstanding voting securities or assets of the target. We believe that, if we own a majority of the target’s outstanding voting securities, we will not be required to register as an investment company under the Investment Company Act since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. Even if we own a majority interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.

Nasdaq rules require that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation or value of comparable businesses. If our board is not independently able to determine the fair market value of the target business or businesses, we will obtain an opinion with respect to the satisfaction of such criteria from an independent investment banking firm, another independent firm that commonly renders valuation opinions on the type of target business we are seeking to acquire or an independent accounting firm, and reasonably acceptable to Cantor Fitzgerald, as representative of the underwriters. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be required to consummate a business combination with a target whose fair market value equals at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on the income earned on the trust account).

Competitive Strengths

We believe our competitive strengths to be the following:

Status as a public company

As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses might find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests than it would have as a privately-held company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company, such as our lack of an operating history and our requirements to seek stockholder approval of any proposed initial business combination and provide holders of public shares the opportunity to convert their shares into cash from the trust account, as a deterrent and may prefer to effect a business combination with a more established entity or with a private company.

Transaction flexibility

We offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. In addition, we have the ability to offer stock- or cash-based contingency (or earnout) payments which may not be available in other types of transactions. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and it may not be available to us.

Effecting Our Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations following this offering until our initial business combination. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination.

If we pay for our initial business combination using stock or debt securities, or we do not use all of the funds released from the trust account for payment of the purchase price in connection with our business combination or for redemptions or purchases of our common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target. From the period prior to our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our initial stockholders and any of their potential contacts or relationships regarding a potential initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Additionally, we have not contacted any of the prospective target businesses that Arpeggio, Rhapsody, Trio, Quartet or Harmony had considered and rejected while such entity was a blank check company searching for target businesses to acquire. We do not currently intend to contact any of such targets; however, we may do so in the future if we become aware that the valuations, operations, profits or prospects of such target business, or the benefits of any potential transaction with such target business, would be attractive. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Nasdaq rules require that our initial business combination be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be subject to that requirement.

We may seek to raise additional funds through a private offering of debt or equity securities to finance our initial business combination, and we may effectuate an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or Nasdaq, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Acquisition Candidates

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. For instance, the transaction between Primoris and Rhapsody was made possible because an industry professional that was aware of Rhapsody’s management team and their prior deal with Hill International encouraged Primoris to contact Rhapsody. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. For instance, the Hill International transaction was brought to Eric Rosenfeld as a result of his prior work experience with a member of an investment banking firm that was representing Hill International as it explored strategic alternatives. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, special advisor or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors or initial stockholders, we will do so only if we have obtained an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions on the type of target business we are seeking to acquire or an independent accounting firm, and that is reasonably acceptable to Cantor Fitzgerald & Co., that the business combination is fair to our unaffiliated stockholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

Selection of a target business and structuring of our initial business combination

Subject to our management team’s pre-existing fiduciary duties and the Nasdaq requirement that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. However, if our securities are not listed on Nasdaq or another securities exchange, we will no longer be subject to the Nasdaq requirement. In any case, we intend to consummate our initial business combination only if we (or any entity that is a successor to us in a business combination) will acquire a majority of the outstanding voting securities or assets of the target with the objective of making sure that we are not required to register as an investment company under the Investment Company Act. We believe that, if we own a majority of the target’s outstanding voting securities, we will not be required to register as an investment company under the Investment Company Act since the securities of a majority owned subsidiary that is not itself deemed an investment company are not deemed to be “investment securities” as defined in the Investment Company Act, and since we expect that 60% or more of the value of our total assets (excluding government securities and cash) will be represented by the securities of our target business which we expect will be an operating business. We will seek to acquire established companies that have demonstrated sound historical financial performance. Although we are not restricted from doing so, we do not intend to acquire start-up companies. To the extent we effect a business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•         subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•         cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating a target business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve a business combination

We may not seek stockholder approval before we effect our initial business combination as not all business combinations require stockholder approval under applicable state law. However, we will seek stockholder approval if it is required by law or Nasdaq, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a table of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Permitted purchases of our securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our initial holders, directors, officers or their respective affiliates may purchase shares in the open market or in privately negotiated transactions either prior to or following the consummation of our initial business combination, although as of the date of this prospectus (apart from the purchase of the placement units) they have no commitments, plans or intentions to engage in such transactions. If they do effect such purchases, we anticipate that they would approach a limited number of large holders of our securities that have voted against the business combination or sought redemption of their shares, or that have indicated an intention to do so, and engage in direct negotiations for the purchase of such holders’ positions. All holders approached in this manner would be institutional or sophisticated holders. There is no limit on the number of shares they may acquire. Our initial holders, directors, officers, advisors or their affiliates will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act or in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act. Although they do not currently anticipate paying any premium purchase price for such public shares, there is no limit on the price they may pay. They may also enter into transactions to provide such holders with incentives to acquire shares or vote their shares in favor of an initial business combination. We will notify stockholders of such material purchases or arrangements that would affect the vote on an initial business combination, if any, by press release, filing a Form 8-K or by means of a supplement to our proxy statement. No funds in the trust account may be used to effect purchases of shares in the open market or in privately negotiated transactions.

The purpose of such purchases would be to (i) increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of a business combination that may not otherwise have been possible.

As a consequence of any such purchases by our initial stockholders, directors, officers or their affiliates, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the continued listing of our securities on Nasdaq or another national securities exchange in connection with our initial business combination

Our initial stockholders, officers, directors and/or their respective affiliates anticipate that they will identify the public stockholders with whom they may pursue privately negotiated purchases through either direct contact by the public stockholders or by our receipt of redemption requests or votes against the business combination submitted by such public stockholders following our mailing of proxy materials in connection with our initial business combination. The sellers of any shares so purchased by our initial stockholders, officers, advisors, directors and/or their affiliates would, as part of the sale arrangement, revoke their election to redeem such shares and withdraw their vote against the business combination. The terms of such purchases would operate to facilitate our ability to consummate a proposed business combination by potentially reducing the number of shares redeemed for cash.

Redemption rights for public stockholders upon consummation of our initial business combination

We will provide our stockholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing deferred underwriting commissions and interest earned on the trust account, less any interest released to us to pay our franchise and income taxes and up to $500,000 for working capital purposes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The initial holders and Cantor Fitzgerald have each agreed with respect to their founder shares and placement shares, and in the case of the initial holders, any public shares held by them, to waive their respective redemption rights in connection with the consummation of our initial business combination.

Manner of Conducting Redemptions

We will provide our stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or by a Nasdaq listing requirement or we choose to seek stockholder approval for business or other legal reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:

•         conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of the proposed business combination, and

•         file tender offer documents with the SEC prior to consummating our initial business combination that will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

If we conduct redemptions pursuant to the tender offer rules, our offer to redeem must remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In connection with the consummation of our business combination, we may redeem pursuant to a tender offer up to that number of shares of common stock that would permit us to maintain net tangible assets of $5,000,001. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. If the aggregate cash consideration we would be required to pay for all shares of common stock that are validly tendered plus the amount of any cash payments required pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, taking into consideration the requirement that we maintain net tangible assets of at least $5,000,001 or such greater amount depending on the terms of our potential business combination, we will not consummate the business combination, we will not purchase any shares of common stock pursuant to the tender offer and any shares of common stock tendered pursuant to the tender offer will be returned to the holders thereof following the expiration of the tender offer.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our stockholders, not just our public stockholders. In connection with any such tender offer, holders of founder shares have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares and Cantor Fitzgerald has agreed to waive its redemption rights with respect to its placement shares.

If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will:

•         conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•         file proxy materials with the SEC.

If we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon consummation of the initial business combination.

If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Our initial holders have agreed to vote their founder shares and placement shares and any public shares held by them in favor of our initial business combination. Our initial holders will own, upon completion of this offering and the private placement and assuming they buy no shares in this offering (which they have indicated they do not intend to do), a total of 3,572,500 shares, or 4,060,000 shares if the underwriters exercise their overallotment option in full, representing 21.5% and 21.3%, respectively, of our then-outstanding shares. Accordingly 4,738,751 public shares (5,470,001 public shares if the underwriters’ overallotment option is exercised in full) constituting 36.5% (36.6% if the underwriters’ overallotment option is exercised in full) of outstanding public shares must be voted in favor of our initial business combination in order for it to be approved. Additionally, each public stockholder may elect to redeem its public shares, irrespective of whether it votes for or against the proposed transaction, for cash equal to its pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest released to us for working capital purposes, to pay taxes or dissolution costs and subject to certain volume limitations, as described below. In addition, holders of founder shares have agreed to waive their redemption rights with respect to their founder shares, placement shares and public shares, and Cantor Fitzgerald has agreed to waive its redemption rights with respect to its placement shares, in connection with the consummation of a business combination.

Many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem or convert more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the number of shares voted, against their initial business combination by their public stockholders electing conversion exceeded the maximum conversion threshold pursuant to which such company could proceed with a business combination. Since we have no such specified maximum redemption threshold and since even those public stockholders who vote in favor of our initial business combination will have the right to redeem their public shares, our structure is different in this respect from the structure that has been used by many blank check companies. This may make it easier for us to consummate our initial business combination. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. Moreover, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If the amount of redemptions plus any cash required by our initial business combination would cause our net tangible assets to fall below $5,000,001, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Limitation on redemption upon consummation of a business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding an aggregate of 20.0% or more of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 20.0% (less one share) of the shares sold in this offering, we believe we will limit the ability of a small number of stockholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

Tendering stock certificates in connection with redemption rights

If we hold a stockholder meeting to approve a potential business combination, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the meeting date or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have until two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivers its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate a business combination with a different target until 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option).

Redemption of public shares and liquidation if no initial business combination

Holders of founder shares, and our officers and directors, have agreed that we will have only 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) to complete our initial business combination. If we are unable to consummate our initial business combination within the 21 month period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. If we have not consummated a business combination within 21 months from the completion of this offering, or earlier, at the discretion of our board pursuant to the expiration of a tender offer conducted in connection with a failed business combination, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes or dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The initial holders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within the 21 month period or if we liquidate prior to the expiration of the 21 month period. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, if the initial holders of, or any of our officers, directors or affiliates acquires public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination or liquidate within the required time period. In addition, Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires.

Our initial holders, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us for working capital purposes or to pay our franchise and income taxes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from the net proceeds from this offering and the private placement held out of trust, interest income on the balance of the trust account (net of any taxes payable), of which up to $125,000 on an annual basis will be released to us to fund certain of our working capital requirements as described in this prospectus and up to $100,000 may be released to us for dissolution expenses, although we cannot assure you that there will be sufficient funds for such purposes.

The proceeds deposited in the trust account could become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than the $10.00 per public share initially on deposit in the trust account. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution from the trust account to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, pursuant to a written agreement, Eric S. Rosenfeld has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a definitive transaction agreement, reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Rosenfeld will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that Mr. Rosenfeld will be able to satisfy those obligations.

If the proceeds in the trust account are reduced below $10.00 per public share and Mr. Rosenfeld asserts that he is unable to satisfy any applicable obligations or that he has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against Mr. Rosenfeld to enforce his indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against Mr. Rosenfeld to enforce his indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares if we do not consummate our initial business combination within 21 months from the completion of this offering may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not consummate our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we have not consummated a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), or earlier at the discretion of our board, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital expenses as described in this prospectus and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 21st month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation and Mr. Rosenfeld’s indemnification of the trust account against certain claims as previously described in this section, we believe that the claims that could be made against us will be significantly limited and that the likelihood that any claim that would result in any liability extending to the trust account is remote.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) or (iii) if they redeem their respective shares for cash upon the consummation of the initial business combination. Also, our management may cease to pursue a business combination prior to the expiration of the 21 month period (our board of directors may determine to liquidate the trust account prior to such expiration if it determines, in its business judgment, that it is improbable within the remaining time to identify an attractive business combination or satisfy regulatory and other business and legal requirements to consummate a business combination). In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate a business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate an initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including any amounts representing deferred underwriting commissions and interest earned on the trust account, less any interest released to us to pay our franchise and income taxes and up to $125,000 on an annual basis for certain of our working capital purposes, divided by the number of then outstanding public shares; subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our affiliates may enter into privately negotiated transactions to purchase public shares from stockholders. There is no limit to the prices that our initial stockholders, directors, officers or their affiliates may pay in these transactions.

If we are unable to consummate an initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including any amounts representing deferred underwriting commissions and interest earned on the trust account, less any interest released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital purposes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate an Initial Business Combination
Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and franchise and income taxes payable.

None.

The redemption of our public shares if we fail to consummate a business combination will reduce the book value per share for the founder shares and the placement shares held by our initial stockholders and Cantor Fitzgerald, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their overallotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$130.0 million of the net proceeds of this offering and the private placement, which includes $4.55 million in deferred underwriting commissions (approximately $5.623 million if the underwriters’ overallotment option is exercised in full), will be deposited into a trust account in the United States with Continental Stock Transfer & Trust Company, acting as trustee.

Approximately $110.6 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

$130.0 million of the net proceeds ($149.5 million if the underwriters’ overallotment option is exercised in full) of this offering and the private placement, which includes $4.55 million in deferred underwriting commissions (approximately $5.623 million if the underwriters’ overallotment option is exercised in full) held in trust will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on funds in trust account

We will be entitled to withdraw interest income earned on the funds in the trust account to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital purposes and up to $100,000 to pay dissolution expenses. Our stockholders will have no right to receive any pro-rata portion of interest income earned on the proceeds held in the trust account released to us.

Interest on funds in the escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald, acting as representative of the underwriters, informs us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described under “Description of Securities — Units” and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the completion of this offering, which is anticipated to take place four business days from the date of this prospectus. If the overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the overallotment option.

No trading of the units or the underlying common stock, rights and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the consummation of our initial business combination or 12 months from the completion of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for working capital purposes, the payment of taxes and upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. We may not be required by law or Nasdaq to hold a stockholder vote. If we are not required by law or Nasdaq and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial business combination and the redemption rights as

Terms of Our Offering	Terms Under a Rule 419 Offering

is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem his, her or its public shares irrespective of whether he, she or it votes for or against the proposed transaction for cash equal to his, her or its pro rata share of the aggregate amount then on deposit in the trust account, including interest, but less interest released to us for working capital purposes, to pay taxes or dissolution costs. The initial holders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within the 21 month period or if we liquidate prior to the expiration of the 21 month period. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, the initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21 month period. Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of not less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or requires the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would be automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Cantor Fitzgerald has informed us that it has no current commitments, plans or intentions to acquire any public shares for its own account; however, if Cantor Fitzgerald does acquire public shares, it will do so in the ordinary course of its business or in the types of transaction described in the first paragraph under “Proposed Business — Effecting our Initial Business Combination — Permitted purchases of our securities.” Cantor Fitzgerald will not make any such purchases when it is in possession of any material nonpublic information not disclosed to the seller, during a restricted period under Regulation M under the Exchange Act, in transactions that would violate Section 9(a)(2) or Rule 10(b)-5 under the Exchange Act, or if prohibited by applicable state securities laws or broker-dealer regulations.

Business combination deadline

If we are unable to complete a business combination within 21 months from completion of this offering (excluding any exercise of the underwriters’ overallotment option), we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital purposes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds

Except for interest income earned on the trust account balance, which may be released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital purposes and up to $100,000 to pay dissolution expenses, none of the funds held in trust will be released from the trust account until the earlier of (i) the consummation of our initial business combination; (ii) the redemption of our public shares if we are unable to consummate a business combination within 21 months from the completion of this offering, subject to applicable law; or (iii) otherwise upon our liquidation or in the event our board of directors resolves to liquidate the trust account and ceases to pursue the consummation of a business combination prior to the expiration of the 21 month period.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash to our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination. In addition, the number of our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 777 Third Avenue, 37th Floor, New York, New York 10017. The cost for this space is included in the $12,500 per-month fee Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, will charge us for general and administrative services commencing upon the date of this prospectus pursuant to a letter agreement between us and Crescendo Advisors II, LLC. We believe, based on rents and fees for similar services in New York, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our affairs but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, common stock, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our business combination.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate and report on our internal control procedures for the fiscal year ending December 31, 2019 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Title
Eric S. Rosenfeld	60	Chief Executive Officer
David D. Sgro	41	Chairman of the Board and Chief Operating Officer
Adam H. Jaffe	27	Chief Financial Officer
John P. Schauerman	61	Director
Adam J. Semler	53	Director
Leonard B. Schlemm	65	Director
Robert Michael Deluce	39	Director

Eric S. Rosenfeld has served as our chief executive officer since our inception and served as chairman of the board from our inception until April 2018. From May 2014 until its merger with NextDecade in July 2017, Mr. Rosenfeld served as the chairman of the board and chief executive officer of Harmony and has served as a member of the board since its merger with NextDecade. Mr. Rosenfeld served as Quartet’s chairman of the board and chief executive officer from its inception in April 2013 until its merger with Pangea in October 2014, and has served as a director of Pangaea since such time. Mr. Rosenfeld was chairman of the board and chief executive officer of Trio from its inception in June 2011 until its merger with SAE in June 2013 and has served as a director of SAE since such time. From April 2006 until its business combination with Primoris in July 2008, Mr. Rosenfeld served as the chairman of the board, chief executive officer and president of Rhapsody and served as a director of Primoris from the completion of its business combination until May 2014. From its inception in April 2004 until its business combination with Hill International in June 2006, he was the chairman of the board, chief executive officer and president of Arpeggio and served as a director of Hill International from the time of the business combination until June 2010. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. Mr. Rosenfeld is currently chairman of the board of CPI Aerostructures, Inc. a NYSE MKT-listed company engaged in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. He became a director in April 2003 and chairman in January 2005. Mr. Rosenfeld has also served on the board of Cott Corporation, a NYSE-listed beverage company, since June 2008 and is currently the Lead Independent Director. Since December 2012, Mr. Rosenfeld has been a board member of Absolute Software Corporation, a Toronto Stock Exchange listed provider of security and management for computers and ultra-portable devices. Mr. Rosenfeld has served as a board member of Aecon Group Inc., a Toronto Stock Exchange listed provider of construction and infrastructure development services, since June 2017.

Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. He was also chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributed and developed electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company that was sold to Chinadotcom in February 2004. He was a director of Sierra Systems Group, Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada from October 2003 until its sale in January 2007. From October 2005 through March 2006, Mr. Rosenfeld was a director of Geac Computer Corporation Limited, a Toronto Stock Exchange and NASDAQ-listed software company, which was acquired by Golden Gate Capital. He was also a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, from July 2004 until its sale to Telus Corporation in January 2008. Mr. Rosenfeld also served on the board of Matrikon Inc. a Toronto Stock Exchange-listed provider of solutions for industrial intelligence, from July 2007 until its sale to Honeywell International, Inc. in June 2010. He was also a member of the board of Dalsa Corporation, a Toronto Stock Exchange-listed company that designs and manufactures digital imaging products, from February 2008 until its sale to Teledyne in February 2011. From October 2005 until its final liquidation in December 2012, he was the chairman of the board of Computer Horizons Corp., quoted on the OTCBB, that, before the sale of the last of its operating businesses in February 2007 (at which time it was NASDAQ-listed), provided information technology professional services with a concentration in sourcing and managed services.

Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School.

David D. Sgro, CFA, has served as our Chief Operating Officer since our inception, our chairman of the board since April 2018 and served as our Chief Financial Officer from November 2017 until April 2018. Mr. Sgro served as Harmony’s chief operating officer and secretary since its inception in May 2014 until its merger with NextDecade in July 2017 and as a director from May 2014 to August 2016 and then again since its merger with NextDecade. Mr. Sgro served as Quartet’s chief financial officer, secretary and a member of its board of directors from April 2013 until its merger with Pangaea in October 2014 and has served as a director of Pangaea since such time. Mr. Sgro served as Trio’s chief financial officer, secretary, and a member of its board of directors from its inception in June 2011, until its merger with SAE in June 2013 and served as a director of SAE from that time through July 2016. From April 2006 to July 2008, Mr. Sgro served as the chief financial officer of Rhapsody and from July 2008 to May 2011, Mr. Sgro served as a director of Primoris. Mr. Sgro has been a Senior Managing Director of Crescendo Partners, L.P. since December 2014, and has held numerous positions with Crescendo Partners since December 2005. Mr. Sgro has served as the director of research for Jamarant Capital, L.P., a private investment partnership, since January 2016. Mr. Sgro also currently serves on the boards of; Hill International Inc., a NYSE listed construction project management firm and BSM Technologies, Inc., a TSX listed GPS enabled fleet management service provider. Mr. Sgro served on the boards of Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 until its sale to Amdocs in August 2011 and Imvescor Restaurant Group, a TSX listed restaurant franchisor, from March 2016 until its sale to MYR Group in February 2018. Mr. Sgro served on the board of directors of COM DEV International Ltd., a global designer and manufacturer of space hardware from April 2013 to February 2016. From August 2003 to May 2005, Mr. Sgro attended Columbia Business School. From June 1998 to May 2003, he worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate.

Mr. Sgro received a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. In 2001, he became a Chartered Financial Analyst (CFA) Charterholder. Mr. Sgro is a regular guest lecturer at The College of New Jersey and Columbia Business School.

We believe Mr. Sgro is well-qualified to serve as a member of the board due to his public company experience and operational experience.

Adam H. Jaffe has served as our Chief Financial Officer since April 2018. Mr. Jaffe joined Crescendo Partners, LP in February 2018 as the fund’s controller and Chief Compliance Officer. Mr. Jaffe also serves as the controller and Chief Compliance Officer for Jamarant Capital, L.P., an investment firm founded in 2015. Prior to joining Crescendo Partners LP, Mr. Jaffe was the Senior Fund Accountant for the real estate private equity fund, GTIS Partners LP, from September 2016 to February 2018. While at GTIS Partners, Mr. Jaffe focused on the development of residential homes, land development, and single-family homes for rental properties across the United State and Brazil. From September 2014 to September 2016, Mr. Jaffe worked at EisnerAmper LLP. Mr. Jaffe received a B.S. in Accounting from The Pennsylvania State University, with a minor degree in Finance. He is a New York State Certified Public Accountant (CPA).

John P. Schauerman has served as a member of our board of directors since April 2018. Mr. Schauerman served as a member of Harmony’s board of directors from July 2014 until its merger with NextDecade. Mr. Schauerman has served as a director of Primoris since November 2016. He previously served as executive vice president, corporate development of Primoris from February 2009 to May 2013, and served as a Director of Primoris from July 2008 to May 2013. He served as the chief financial officer of Primoris from February 2008 to February 2009. He also served as a director of Primoris and its predecessor entity from 1993 to July 2008. He joined Primoris’ wholly-owned subsidiary,

ARB, Inc., in 1993, as senior vice president. Prior to joining ARB, Inc., he was senior vice president of Wedbush Morgan Securities. Mr. Schauerman served on the Boards of Directors of MYR Group (NASDAQ: MYRG), a leading electrical infrastructure firm, from March 2016 through November 2016, and has served on the Board of Wedbush Securities since August 2014. Mr. Schauerman received a B.S. in Electrical Engineering from UCLA and an M.B.A. from Columbia Business School.

We believe Mr. Schauerman is well-qualified to serve as a member of our board due to his public company experience, operational experience and contacts and his prior experience with Quartet and Harmony.

Adam J. Semler has served as a director since April 2018. Mr. Semler served as a member of Harmony’s board of directors from July 2014 until its merger with NextDecade. Mr. Semler joined York Capital Management, LLC, an investment management fund, in 1995 and held several positions with the firm, most recently holding the position of chief operating officer and member of its managing partner until he retired in December 2011. While at York Capital Management, he was responsible for all financial operations of the firm. During this time, he also served as chief financial officer and secretary of York Enhanced Strategies Fund, LLC, a closed ended mutual fund. Previously, he was at Granite Capital International Group, an investment management firm, where Mr. Semler was responsible for the accounting and operations function for its equity products. He also previously worked as a senior accountant at Goldstein, Golub, Kessler & Co., where Mr. Semler specialized in the financial services industry, as well as a senior accountant at Berenson, Berenson, Adler. Mr. Semler has also served on the Board of Hebrew Public, a not for profit charter school network, since May 2015. Mr. Semler is a C.P.A. and received a B.B.A. from Emory University.

We believe Mr. Semler is well-qualified to serve as a member of our board due to his financial and accounting expertise as well as his experience with Harmony.

Leonard B. Schlemm has served as a director since April 2018. Mr. Schlemm served as a member of Harmony’s board of directors from July 2014 until its merger with NextDecade. Mr. Schlemm has served as the chairman of Myca Health Inc., a medical software company focused on primary care practices across the United States, since May 2013 and a member of its board since 2008. Mr. Schlemm has also served as the Chairman and CEO of SNFW Fitness B.C. Ltd., the largest fitness center chain in British Columbia, since __________. Mr. Schlemm is also the co-founder and a board member in a number of fitness center companies across Canada and Europe, including The Atwater Club (since February 2002) and The Mansfield Clubs (since 2005). He also served as chairman of the board of AD OPT Technologies from November 2002 until April 2004. From November 1999 until its merger with Netpulse Communications and E-Zone Networks in November 2000, he served as chairman of the board of Xystos Media Networks, an interactive media company with three million users under long-term contract. Mr. Schlemm was a co-founder of 24 Hour Fitness, one of the world’s largest privately owned and operated fitness center chains, sold to private equity investors in June 2014 for $1.9 billion, and was its chairman from September 1986 until July 1997. From June 1996 to January 1999, Mr. Schlemm served as a member of the board of directors of Forza Limited, a European fitness equipment distribution company. Mr. Schlemm was a member of the board of directors of Arpeggio from its inception in April 2004 until its merger in June 2006 and was a member of the board of directors of Rhapsody from its inception in April 2006 until its merger in July 2008. Mr. Schlemm received a Bachelor of Commerce degree from McGill University (great distinction) and an M.B.A. from Harvard University (with distinction). He also received his Chartered Accountant designation in Canada in 1975.

We believe Mr. Schlemm is well-qualified to serve as a member of our board due to his operational experience and contacts and his prior experience with Arpeggio, Rhapsody and Harmony.

Robert Michael Deluce has served as a member of our board of directors since April 2018. Mr. Deluce has a long history in aviation, both professionally and personally. In 2002, Mr. Deluce co-founded Porter Airlines, Inc., a regional airline headquartered at Billy Bishop Toronto City Airport on the Toronto Islands in Toronto, Ontario, Canada, and was instrumental in the strategic development of its business plan. Mr. Deluce continues to have a central role in defining Porter’s strategy and has direct responsibility for all commercial aspects of the business, including sales, marketing, revenue management, network planning and technology functions. Prior to joining Porter, Mr. Deluce was in Global Trading at Scotia Capital. Since May 2016, Mr. Deluce has served on the Board of Directors of UBS Bank Canada. He holds an MBA from University of Western Ontario’s Ivey School of Business.

We believe Mr. Deluce is well-qualified to serve as a member of our board due to his operational experience and contacts.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of John Schauerman, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Robert Michael Deluce and Adam Semler, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Leonard Schlemm and David D. Sgro, will expire at the third annual meeting of stockholders.

Director Independence

Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that Messrs. Semler, Schlemm, Schauerman and Deluce are independent directors under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Because we expect to list our securities on Nasdaq in connection with our initial public offering, we have one year from the date our securities are first listed on Nasdaq to have a majority of our board of directors consist of independent members.

Executive Officer and Director Compensation

None of our executive officers or directors has received any compensation (cash or non-cash) for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to holders of founder shares, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination other than (i) repayment of loans made to us prior to the date of this prospectus by our officers and directors to cover offering-relating and organization expenses and (ii) and payment to Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, of a fee of $12,500 per month for providing us with office space and certain office and administrative services. Individuals will also be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will approve all such reimbursements.

After the consummation of our initial business combination, directors or members of our management team who remain in one of those capacities may be paid director, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee consisting solely of independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business although we do not believe that the ability of our management to remain with us after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Board Committees

Audit Committee

Effective as of the date of this prospectus, we will establish an audit committee of the board of directors, which will consist of Adam Semler, John Schauerman and Robert Michael Deluce, each of whom is an independent director under Nasdaq’s listing standards.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•         reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•         discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•         discussing with management major risk assessment and risk management policies;

•         monitoring the independence of the independent registered public accounting firm;

•         verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•         reviewing and approving all related-party transactions;

•         inquiring and discussing with management our compliance with applicable laws and regulations;

•         pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•         appointing or replacing the independent registered public accounting firm;

•         determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•         establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•         approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Expert on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate” as defined under Nasdaq’s listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the NASDAQ Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. We have determined that Mr. Semler satisfies Nasdaq’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective as of the date of this prospectus, we will establish a nominating committee of the board of directors, which will consist of Leonard Schlemm, John Schauerman and Adam Semler, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•         should have demonstrated notable or significant achievements in business, education or public service;

•         should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•         should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our Compensation Committee will be Messrs. Robert Michael Deluce, Leonard Schlemm. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•         reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•         reviewing and approving the compensation of all of our other executive officers;

•         reviewing our executive compensation policies and plans;

•         implementing and administering our incentive compensation equity-based remuneration plans;

•         assisting management in complying with our proxy statement and annual report disclosure requirements;

•         approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•         producing a report on executive compensation to be included in our annual proxy statement;

•         reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors; and

•         monitoring compliance with the requirements under the Sarbanes-Oxley Act of 2002 relating to loans to directors and officers, and with all other applicable laws affecting employee compensation and benefits.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Code of Conduct and Ethics

Effective upon completion of this offering, we will adopt a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws.

Conflicts of Interest

In general, officers and directors of a Delaware corporation are required to present business opportunities to the corporation if:

•         the corporation could financially undertake the opportunity;

•         the opportunity is within the corporation’s line of business; and

•         it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Our amended and restated certificate of incorporation provides, however, that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply to us or any of our officers or directors or in circumstances that would conflict with any current or future fiduciary duties or contractual obligations.

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present the opportunity to such entity prior to presenting the opportunity to us or, if he or she is subject to a non-compete obligation that includes business opportunities, he or she may be prohibited from referring such opportunity to us. Below is a table summarizing the companies to which our officers and directors owe fiduciary obligations that could conflict with their fiduciary obligations to us, all of which may have to (i) be presented appropriate potential target businesses by our officers or directors, and (ii) reject the opportunity to acquire such potential target business, before the opportunity may be presented to us:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Allegro Merger Corp.
CPI Aerostructures, Inc.	Eric S. Rosenfeld

Mr. Rosenfeld will be required to present all business opportunities which are suitable for CPI Aerostructures to CPI Aerostructures prior to presenting them to us. CPI Aerostructures is engaged in the contract production of structural aircraft parts principally for the United States Air Force and other branches of the U.S. armed forces.

Absolute Software	Eric S. Rosenfeld

Mr. Rosenfeld will be required to present all business opportunities which are suitable for Absolute Software to Absolute Software provides persistent endpoint security and management for computers, laptops, tablets and smartphone devices.

Cott Corporation	Eric S. Rosenfeld

Mr. Rosenfeld will be required to present all business opportunities which are suitable for the Cott Corporation to the Cott Corporation prior to presenting them to us. Cott Corporation is a private label beverage company.

AECON	Eric S. Rosenfeld

Mr. Rosenfeld will be required to present all business opportunities which are suitable for AECON to AECON prior to presenting them to us. AECON is a Canadian listed provider of commercial and infrastructure construciton services.

Pangaea Logistics Solutions Ltd.	Eric S. Rosenfeld David D. Sgro

Each of Messrs. Rosenfeld and Sgro are directors of Pangaea. Accordingly, each of Messrs. Rosenfeld and Sgro will be required to present all business opportunities which are suitable for Pangaea to Pangaea prior to presenting them to us. Pangaea is a Newport, Rhode Island-headquartered growth oriented global logistics company focused on providing seaborne drybulk transportation services.

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Allegro Merger Corp.
NextDecade	Eric S. Rosenfeld David D. Sgro

Each of Messrs. Rosenfeld and Sgro are directors of NextDecade. Accordingly, each of Messrs. Rosenfeld and Sgro will be required to present all business opportunities which are suitable for NextDecade to NextDecade prior to presenting them to us. NextDecade is a Woodlands, Texas based project development and management company of LNG projects.

BSM Technologies	David D. Sgro	Mr. Sgro will be required to present all business opportunities which are suitable for BSM to BSM prior to presenting them to us. BSM is a GPS enabled fleet management solutions provider.

Hill International	David D. Sgro

Mr. Sgro will be required to present all business opportunities which are suitable for Hill International to Hill International prior to presenting them to us. Hill International is a global provider of construction project management services.

Jamarant Capital, L.P.	Adam H. Jaffee	Mr. Jaffe will be required to present all business opportunities which are suitable for Jamarant Capital to Jamarant Capital prior to presenting them to us. Jamarant Capital is an investment firm.

The Mansfield Clubs	Leonard B. Schlemm

Mr. Schlemm will be required to present all business opportunities which are suitable for The Mansfield Clubs to The Mansfield Clubs prior to presenting them to us. The Mansfield Clubs are three high-end fitness centers in the Montreal area.

Myca Health Inc.	Leonard B. Schlemm

Mr. Schlemm will be required to present all business opportunities which are suitable for Myca Health Inc. to Myca Health Inc. prior to presenting them to us. Myca Health Inc. is a medical software company focused on primary care practices across the United States.

The Atwater Club	Leonard B. Schlemm

Mr. Schlemm will be required to present all business opportunities which are suitable for The Atwater Club to The Atwater Club prior to presenting them to us. The Atwater Club is a private racquet club in Montreal.

Primoris	John P. Schauerman

Mr. Schauerman will be required to present all business opportunities which are suitable for Primoris to Primoris prior to presenting them to us. Primoris is a holding company of various construction and product engineering subsidiaries.

Wedbush Securities	John P. Schauerman	Mr. Schauerman will be required to present all business opportunities which are suitable for Wedbush to Wedbush prior to presenting them to us. Wedbush is an investment banking firm.

Porter Airlines	Michale Deluce

Mr. Deluce will be required to present all business opportunities which are suitable for Porter to Porter prior to presenting them to us. Porter is a privately held airline which operates fligths in Canada and between Canada and the United States.

Name of Affiliated Company	Name of Individual(s)	Priority/Preference relative to Allegro Merger Corp.
UBS Bank Canada	Michale Deluce	Mr. Deluce will be required to present all business opportunities which are suitable for UBS to UBS prior to presenting them to us. UBS is a Toronto based banking sibsidiary of UBS AG.

Each of our officers and directors may become involved with subsequent blank check companies similar to our company although, pursuant to a letter agreement, they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our initial business combination, failed to complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) or liquidated prior to the end of such 21 month period.

Potential investors should also be aware of the following other potential conflicts of interest:

•         None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•         Each of the holders of the founder shares and placement units has agreed that his, her or its founder shares and placement shares will be subject to transfer restrictions and that he, she or it will not sell or transfer such shares until the applicable forfeiture provisions no longer apply. Holders of founder shares and placement shares have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within the 21 month period or if we liquidate prior to the expiration of the 21 month period. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, the initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21 month period. Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires. To the extent our holders of founder shares or placement shares transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we do not complete our initial business combination within such 21 month period, the portion of the proceeds of the sale of the placement units placed into the trust account will be used to fund the redemption of our public shares. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, placement rights or placement warrants, which will expire worthless if we do not consummate an initial business combination within 21 months of the completion of this offering (excluding any exercise of the underwriters’ overallotment option). Except as described under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”, the founder shares, placement units and their underlying securities will not be transferable, assignable or salable.

•         Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•         Our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with holders of founder shares, our officers or directors or their affiliates. If we seek to complete an initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions on the type of target business we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our stockholders from a financial point of view. Furthermore, in no event will these related persons be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than (i) repayment of loans made to us prior to the date of this prospectus by our officers and directors to cover offering-relating and organization expenses and (ii) payment of the monthly administrative fee to Crescendo Partners.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote their founder shares, placement shares and any public shares held by them in favor of our initial business combination. Our initial holders will own, upon completion of this offering and the private placement and assuming they buy no shares in this offering (which they have indicated they do not intend to do), a total of 3,572,500 shares, or 4,060,000 shares if the underwriters exercise their overallotment option in full, representing approximately 21.5% and 21.3%, respectively, of our then-outstanding shares. Accordingly 4,738,751 public shares (5,470,001 public shares if the underwriters’ over allotment option is exercised in full) constituting approximately 36.5% (36.6% if the underwriters’ over allotment option is exercised in full) of outstanding public shares must be voted in favor of our initial business combination in order for it to be approved.

Limitation on Liability and Indemnification of Officers and Directors

Our bylaws provide that our officers and directors will be indemnified by us to the fullest extent authorized by applicable Delaware law. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability is not permitted under the DGCL.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

•         each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•         each of our officers, directors and director nominees that beneficially owns shares of our common stock; and

•         all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the rights or warrants as the rights and warrants are not convertible or exercisable within 60 days of the date of this prospectus.

	Prior to the Offering(1)			Following the Offering(2)(3)
Name and Address of Beneficial Owner(4)	Number of shares of common stock		Percentage of outstanding common stock	Number of shares of common stock		Percentage of outstanding common stock
Directors and Executive Officers

Eric S. Rosenfeld	0		0	0		0
David D. Sgro	2,856,763	(5)	76.4%	2,470,976	(5)	14.9%
Adam Jaffe	10,000		*	10,045		*
John P. Schauerman	20,000		*	30,000		*
Adam J. Semler	20,000		0	30,000		*
Leonard B. Schlemm	200,000		5.4%	300,000		1.8%
Robert Michael Deluce	30,000		*	45,000		*

All directors and officers as a group (seven persons)	3,136,763		83.9%	2,886,021		17.4%

Greater than 5% Beneficial Owners
Eric Rosenfeld 2017 Trust No. 1	684,563		18.3%	595,227		3.6%
Eric Rosenfeld 2017 Trust No. 2	1,533,687		41.0%	1,349,332		8.1%
Gregory Monahan	330,737		8.8%	281,479		1.7%

____________

*         Less than 1 percent.

(1)      Includes an aggregate of 487,500 founder shares subject to forfeiture to the extent that the overallotment option is not exercised by the underwriters.

(2)      Total shares outstanding after the offering includes 3,250,000 founder shares and includes the sale of 372,500 placement units subject to subscription agreements in a private placement to be completed simultaneously with this offering.

(3)      Assumes the underwriters’ overallotment option has not been exercised and, as a result, an aggregate of 487,500 founder shares have been forfeited by the initial holders.

(4)      Unless otherwise noted, the business address of each of the persons and entities listed above is 777 Third Avenue, 37th Floor, New York, New York 10017.

(5)      Includes an aggregate of 684,563 shares held by Eric Rosenfeld 2017 Trust No. 1 and an aggregate of 1,533,687 shares held by Eric Rosenfeld 2017 Trust No. 2, both trusts established for Mr. Rosenfeld’s children. Mr. Sgro is the trustee of these trusts and has sole voting and dispositive power over the shares.

After giving effect to the issuance of founder shares and private placement of the placement units, our initial stockholders and purchasers of the placement units will own 21.5% of the outstanding common stock following the offering and 21.3% if the underwriters’ overallotment option is exercised in full (assuming that holders of founder shares and purchasers of the placement units do not purchase any public shares in the offering or the public market). Because of this ownership block, our initial stockholders and the holders of placement shares will have significant influence over the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise the overallotment option, up to an aggregate of 487,500 founder shares will be forfeited by the initial holders. Our initial holders will be required to forfeit only a number of founder shares necessary so that the collective number of founder shares represents 20% of the aggregate of our founder shares and our public shares (but excluding the placement shares), in each case after giving effect to the offering and the exercise, if any, of the underwriters’ overallotment option.

Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement units at the price of $10.00 per unit, for an aggregate purchase price of $3.725 million, in a private placement that will occur simultaneously with the completion of this offering. Each placement unit contains one share of common stock, one right and one warrant. Each right contained in a placement unit entitles the holder to receive one-twentieth of a share of common stock upon consummation of an initial business combination. Each warrant contained in a placement unit entitles the holder to purchase one share of our common stock at $11.50 per share. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement units, rights or warrants, which will expire worthless if we do not complete our initial business combination with 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option). The placement units and their underlying securities are subject to the transfer restrictions described below under “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”). The placement rights will have terms and provisions that are identical to those of the rights being sold as part of the units in this offering. The placement warrants will not be redeemable by us so long as they are held by our initial holders, Cantor Fitzgerald or their permitted transferees. If the placement warrants are held by holders other than our initial holders, Cantor Fitzgerald or their permitted transferees, the placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The placement warrants may also be exercised by our initial holders, Cantor Fitzgerald or their permitted transferees on a cashless basis. In addition, for as long as the placement warrants are held by Cantor Fitzgerald or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. Otherwise, the placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Eric S. Rosenfeld is deemed to be our “promoter” as such term is defined under the federal securities laws.

Transfers of Founder Shares and Placement Units (including securities contained therein)

The founder shares and placement units, and securities contained therein, are each subject to transfer restrictions set forth in letter agreements among us, the holders of founder shares and purchasers of placement units. These transfer restrictions provide that such securities are not transferable or salable (A) in the case of the founder shares, until the earlier of (1) one year after the completion of our initial business combination or (2) subsequent to our business combination, the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, and (B) in the case of the placement units, including the component securities therein, until 30 days after the consummation of our initial business combination; provided, however, that the transfer restrictions will lapse earlier if following the completion of our initial business combination we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. During the lockup period, the only permitted transfers are (i) amongst our officers, directors and employees or those of Cantor Fitzgerald, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death in the case of individuals or pursuant to applicable law or organizational documents upon dissolution in the case of entities, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause (vii) or with our prior consent) where the transferee agrees to the terms of the transfer restrictions and the letter agreement being signed by the transferor. Notwithstanding the foregoing, the letter agreements provide that, in connection with an initial business combination, the initial holders may transfer, assign or sell their founder shares with our consent, including for a profit, to any person or entity that agrees in writing to be bound by the transfer restrictions set forth in the prior sentence, and any such transferee shall be a permitted transferee under the letter agreements.

Registration Rights

The holders of the founder shares, placement units (including securities contained therein) and warrants that may be issued upon conversion of working capital loans that may be made by our initial holders, officers, directors or their affiliates will have the right to require us to register under the Securities Act a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands. In addition, these holders will have “piggy-back” registration rights allowing them to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Holders of founder shares currently own 3,737,500 founder shares, after giving effect to a contribution to capital of an aggregate of 575,000 shares in April 2018. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder shares at 20% of the aggregate of the founder shares and public shares.

If the underwriters do not exercise all or a portion of their overallotment option, holders of founder shares have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 487,500 founder shares in proportion to the portion of the underwriters’ overallotment option that was not exercised.

Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement units, at the price of $10.00 per unit for an aggregate purchase price of $3.725 million, in a private placement that will occur simultaneously with the completion of this offering. The placement rights and placement warrants will be identical to the rights and warrants sold in this offering, except that the placement warrants held by our initial holders, Cantor Fitzgerald or their permitted transferees, (a) may be exercised for cash or on a cashless basis, (b) are not subject to being called for redemption and (c) may not, subject to certain limited exceptions (as described in more detail under “Principal Stockholders — Transfers of Founder Shares and Placement Units and (including securities contained therein)”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. In addition, for as long as the placement warrants are held by Cantor Fitzgerald or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. There will be no redemption rights or liquidating distributions with respect to our founder shares, placement shares, placement rights or placement warrants, which will expire worthless if we do not complete an initial business combination. Including founder shares and placement units, holders of founder shares and purchasers of placement units will own 21.8% of the outstanding common stock following this offering and 21.6% if the underwriters’ overallotment option is exercised in full (assuming that our initial stockholders and purchasers of placement units do not purchase any shares in the offering or the public market).

The placement units will be sold in a private placement pursuant to Section 4(a)(2) or Regulation D of the Securities Act and will be exempt from registration requirements under the federal securities laws. As such, the holders of the placement warrants included in the placement units will be able to exercise such placement warrants even if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of such warrants is not available. Our placement units and the underlying securities will become freely tradable only after they are registered.

Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, has agreed that, commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay Crescendo Advisors II, LLC $12,500 per month for these services. Eric S. Rosenfeld is the majority holder of Crescendo Advisors II, LLC. Accordingly, he will benefit from the transaction to the extent of his interest in Crescendo Advisors II, LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Rosenfeld or our other executive officers compensation in lieu of salaries. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person.

Other than (i) repayment of loans made to us prior to the date of this prospectus by our officers and directors to cover offering-relating and organization expenses or after this offering for additional working capital needs, (ii) payment of the $12,500 monthly administrative fee referred to above and (iii) reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our initial stockholders, officers, directors or any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is).

As of the date of this prospectus, our officers and directors have loaned us an aggregate of $65,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and due at the earlier of October 18, 2018, the completion of this offering or our abandonment of this offering.

Eric S. Rosenfeld has agreed that, if the trust account is liquidated without the consummation of a business combination, he will indemnify us to the extent any claims by a third party for services rendered or products sold to us, or any claims by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below $10.00 per public share, except for any claims by any third party who executed a waiver of any and all rights to seek access to the trust account, regardless of whether such waiver is enforceable, and except for claims arising from our obligation to indemnify the underwriters of this offering pursuant to the underwriting agreement for this offering. We have not independently verified whether Mr. Rosenfeld has sufficient funds to satisfy his indemnity obligations, we have not asked Mr. Rosenfeld to reserve for such obligations and he may not be able to satisfy those obligations. We believe the likelihood of Mr. Rosenfeld having to indemnify the trust account is limited because we will endeavor to have all third parties that provide products or services to us and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In order to meet our working capital needs following the consummation of this offering, our initial stockholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. Accordingly, if $1,000,000 of notes were converted, it would result in the holders being issued 105,000 shares of common stock (as the rights included in such units would result in the issuance of an additional 5,000 shares), as well as 100,000 warrants to purchase an additional 100,000 shares. Our stockholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans would not be repaid.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Upon or prior to completion of this offering, we will enter into a registration rights agreement with respect to the founder shares, placement shares, placement warrants and any working capital units that may be issued upon any conversion of loans that may be made to us by our initial holders, officers, directors or their affiliates, which is described under the heading “Principal Stockholders — Registration Rights.”

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation to be effective as of the date of this prospectus, our authorized capital stock will consist of 40,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock, one right and one warrant. Each right entitles the holder to receive one-twentieth of one shares of common stock. Each warrant entitles the holder to purchase one share of common stock.

We anticipate that the common stock, rights and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Cantor Fitzgerald, acting as representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of common stock, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of common stock, rights and warrants.

In no event will the common stock, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the overallotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ overallotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ overallotment option.

Common Stock

As of the date of this prospectus, there were 3,737,500 founder shares outstanding. This includes an aggregate of 487,500 shares of common stock which will be forfeited by holders of founder shares to the extent that the underwriters’ overallotment option is not exercised in full. Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement shares contained in the placement units in a private placement that will occur simultaneously with the completion of this offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, if we were to enter into an initial business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the initial business combination.

We may not hold an annual meeting of stockholders until after we consummate our initial business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide all stockholders with the opportunity to redeem their shares upon the consummation of our initial business combination, either in connection with a stockholder meeting called to approve the business combination or by means of a tender offer, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing deferred underwriting commissions and interest earned on the trust account, less any interest released to us to pay our franchise and income taxes and up to $500,000 for working capital purposes, divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.00 per public share.

Our initial holders and Cantor Fitzgerald have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within the 21 month period or if we liquidate prior to the expiration of the 21 month period. Our initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, the initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21 month period. Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires. To the extent our initial stockholders or purchasers of placement units transfer any of these securities to certain permitted transferees, such permitted transferees will agree, as a condition to such transfer, to waive these same redemption rights. Also, our initial holders and Cantor Fitzgerald have committed to purchase 457,500 placement units, at the price of $10.00 per unit, in a private placement that will occur simultaneously with the completion of this offering. If we submit our initial business combination to our public stockholders for a vote, our initial holders, our officers and our directors, have agreed to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination. Cantor Fitzgerald has not committed to vote any shares held by them in favor of our initial business combination.

The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirement or we choose to seek stockholder approval for business or other legal reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our amended and restated certificate of incorporation requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by law or Nasdaq, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will consummate our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, the participation of our initial stockholders, officers, directors, or their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. See “Management – Conflicts of Interest.” For a discussion of the percentage of outstanding public shares needed to approve our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days

(but not less than 10 days nor more than 60 days) prior written notice of any such stockholder meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to an aggregate of 20.0% or more of the shares sold in this offering.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders, our officers and our directors have agreed to vote any founder shares and any placement shares held by them and any public shares held by them in favor of our initial business combination. Assuming our initial business combination is approved, to the extent provided in this prospectus, each public stockholder may elect to redeem his, her or its public shares irrespective of whether he, she or it votes for or against the proposed transaction, for cash equal to a pro rata share of the aggregate amount then on deposit in the trust account, including interest but less interest released to us to pay our franchise and income taxes and up to $125,000 on an annual basis for certain of our working capital purposes and excluding the deferred underwriting discount.

Pursuant to our amended and restated certificate of incorporation, if we are unable to consummate a business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital purposes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The initial holders have agreed to waive their redemption rights with respect to their founder shares and placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option) and (iii) if we fail to consummate a business combination within the 21 month period or if we liquidate prior to the expiration of the 21 month period. The initial holders have also agreed to waive their redemption rights with respect to public shares in connection with the consummation of a business combination and in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the 21 month period. However, the initial holders will be entitled to redemption rights with respect to any public shares held by them if we fail to consummate a business combination or liquidate within the 21 month period. Cantor Fitzgerald will have the same redemption rights as a public stockholder with respect to any public shares it acquires but not with respect to the placement shares.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital purposes and up to $100,000 to pay dissolution expenses.

Founder Shares and Placement Shares

The founder shares and placement shares are each identical to the shares of common stock included in the units being sold in this offering, and holders of founder shares or placement shares have the same stockholder rights as public stockholders, except that (i) the founder shares and placement shares are subject to certain transfer restrictions, as described in “Principal Stockholders — Transfers of Founder Shares and Placement Units (including securities contained therein)”, and (ii) each holder of founder shares has agreed, and each purchaser of placement units will agree, to waive his, her or its redemption rights with respect to his, her or its founder shares and placement shares, (A) in connection with the consummation of a business combination, (B) in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), (C) if we fail to consummate our initial business combination within the 21 month period and (D) upon our liquidation prior to the expiration of the 21 month period. To the extent holders of founder shares or purchasers of placement units transfer any of these securities, such transferees will agree, as a condition to such transfer, to waive these same redemption rights. If we submit our initial business combination to our public stockholders for a vote, our initial holders have agreed, and our officers and directors will each agree, to vote their respective founder shares, placement shares and any public shares held by them in favor of our initial business combination.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions, applicable to the shares of each series. Our board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. However, if issued prior to our initial business combination, none of the shares of our preferred stock will have any right to amounts held in the trust account.

Rights

Public Rights

Each holder of a right will receive one-twentieth (1/20) of one share of common stock upon consummation of our initial business combination, even if the holder of such right redeemed all shares of common stock held by it in connection with the initial business combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of an initial business combination, as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis, and each holder of a right will be required to affirmatively convert its rights in order to receive the 1/20 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such rights the number of full shares of common stock to which it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for shares of common stock should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights.

The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). We will not issue fractional shares upon exchange of the rights. If, upon exchange of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exchange, either round up to the nearest whole number the number of shares to be issued to the right holder or otherwise comply with Section 155 of the Delaware General Corporation Law (which provides that Delaware companies shall either (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share). We will make the determination of how we are treating fractional shares at the time of our initial business combination and will include such determination in the proxy materials we will send to stockholders for their consideration of such initial business combination.

Placement Rights

Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement rights which are included in the 372,500 placement units (322,500 placement units by our initial holders and 50,000 placement units by Cantor Fitzgerald) to be purchased at a price of $10.00 per unit for an aggregate purchase price of $3.725 million, in a private placement that will occur simultaneously with the completion of this offering. The placement rights will be identical to the rights sold in this offering, except that they (including the common stock issuable upon conversion of these rights) may not, subject to certain limited exceptions (as described in more detail under “Principal Stockholders — Transfers of Founder Shares and Placement Units and (including securities contained therein)”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination.

The placement rights will become worthless if we do not consummate our initial business combination. The personal and financial interests of holders of the placement rights may influence their motivation in identifying and selecting a target business and completing our initial business combination in a timely manner. See “Management — Conflicts of Interest.”

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the completion of this offering or 30 days after the consummation of our initial business combination. The warrants will expire five years after the consummation of our initial business combination, at 5:00 p.m., New York time, or earlier upon our failure to consummate a business combination within 21 months of completion of the offering (excluding any exercise of the underwriters’ overallotment option) or redemption of our common stock or our liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt from the registration or qualifications requirements of the securities laws of the state of residence of the registered holder of the warrants. If the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the warrant holder will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

We have agreed that, as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus is a part, or a new registration statement, for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and we will use our best efforts to take such action as is necessary to register or qualify for sale, in those states in which the warrants were initially offered by us, the shares of common stock issuable upon exercise of the warrants, to the extent an exemption therefrom is not available. We will use our best efforts to cause the post-effective amendment or new registration statement the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. In addition, we agree to use our best efforts to register the shares of common stock issuable upon exercise of a warrant under the blue sky laws of the states of residence of the exercising warrant holder to the extent an exemption is not available.

No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants has not been declared effective by the 60th business day following the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. If cashless exercise is permitted, each holder of our warrants exercising on a cashless basis would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing: (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” and the warrant exercise price by (y) the fair market value. For these purposes, fair market value will mean the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the warrant agent from the holder of such warrants or our securities broker or intermediary.

Once the warrants become exercisable, we may call the warrants for redemption:

•         in whole and not in part;

•         at a price of $0.01 per warrant;

•         upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•         if, and only if, the reported last sale price of the common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

A holder of a warrant may notify us in writing if it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied (ii) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of common stock on account of such shares of common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to consummate our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the warrants the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if such holders were entitled to choose the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than certain specific tender, exchange or redemption offers), the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes value (as defined in the warrant agreement) of the warrant.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will comply with Section 155 of the Delaware General Corporation Law (which provides that Delaware companies shall either (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share).

Placement Warrants

Our initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement warrants which are included in the 372,500 placement units (322,500 placement units by our initial holders and 50,000 placement units by Cantor Fitzgerald) to be purchased at a price of $10.00 per unit for an aggregate purchase price of $3.725 million, in a private placement that will occur simultaneously with the completion of this offering. The placement warrants will be identical to the warrants sold in this offering, except that, if held by our initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; (b) are not subject to being called for redemption and (c) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions (as described in more detail under “Principal Stockholders — Transfers of Founder Shares and Placement Units and (including securities contained therein)”), be transferred, assigned or sold by the holders until 30 days after the consummation of our initial business combination. In addition, for as long as the placement warrants are held by Cantor Fitzgerald or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

The placement warrants will become worthless if we do not consummate our initial business combination. The personal and financial interests of holders of the placement warrants may influence their motivation in identifying and selecting a target business and completing our initial business combination in a timely manner. See “Management — Conflicts of Interest.”

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Amendments to our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. These provisions, which cannot be amended without the approval of holders owning 65% of the issued and outstanding shares of our common stock, are as follows:

•         if we are unable to consummate our initial business combination within 21 months from the completion of this offering (excluding any exercise of the underwriters’ overallotment option), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us to pay our franchise and income taxes, up to $125,000 on an annual basis for certain of our working capital purposes and up to $100,000 to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•         after the completion of this offering and prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•         although we do not currently intend to enter into a business combination with a target business that is affiliated with holders of founder shares, our directors or officers, we are not prohibited from doing so. If we propose to do so, we, or a committee of independent directors, must obtain an opinion from an independent investment banking firm, another independent firm that commonly renders valuation opinions on the type of target business we are seeking to acquire or an independent accounting firm, that such a business combination is fair to our stockholders from a financial point of view;

•         if a stockholder vote on our initial business combination is not required by law or Nasdaq and we do not decide to hold a stockholder vote for business or other reasons, we must offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; and

•         we may not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If, however, the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account and, if such amendment is approved by persons holding at least 65% of our outstanding shares of common stock we will provide a right for public shareholders to redeem their public shares in the same manner as if we were seeking a stockholder vote on a business combination, except that the amount on deposit in the trust account for purposes of calculating the per share redemption price will be determined at the close of business two business days before the meeting date. Our initial holders, executive officers and directors have agreed to vote their founder shares, placement shares and any public shares they may hold in favor of any such amendments that we may propose and, accordingly, will have no redemption rights in connection therewith.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination. This notwithstanding, if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming stockholders to less than $10.00 per public share, or (ii) delay the date on which a public stockholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for public shareholders to redeem public shares if such an amendment is approved.

Certain Anti-Takeover Provisions of Delaware Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•         a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•         an affiliate of an interested stockholder; or

•         an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•         our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•         after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•         on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum Selection

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits our company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering (assuming no exercise of the underwriters’ overallotment option) we will have 16,622,500 shares of common stock outstanding (including 372,500 placement shares), or 19,060,000 shares of common stock outstanding if the underwriters exercise their overallotment option in full. Of these shares, the 13,000,000 shares sold in this offering (assuming no exercise of the underwriters’ overallotment option), or 14,950,000 shares sold in this offering if the underwriters exercise their overallotment option in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 3,250,000 founder shares (assuming no exercise of the underwriters’ overallotment option) and 372,500 placement units (including component securities contained therein) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell his, her or its securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. However, Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. Rule 144 does include an important exception to this prohibition if the following conditions are met:

•         the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•         the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•         the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•         at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the initial holders and purchasers of placement units will be able to sell their founder shares, placement shares, placement warrants, and warrants that may be issued on conversion of working capital loans (and shares issued upon their exercise), as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination. However, if they remain one of our affiliates, they will only be permitted to sell a number of securities that does not exceed the greater of:

•         1% of the total number of shares of common stock then outstanding, which will equal 166,225 shares immediately after this offering (or 190,600 shares if the underwriters’ overallotment option is exercised in full); or

•         the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 would also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

The holders of the founder shares, placement shares, placement rights and placement warrants, and shares and warrants that may be issued upon conversion of working capital loans (and any shares issued upon the exercise of such warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. Notwithstanding the foregoing, Cantor Fitzgerald may not exercise its demand and “piggy-back” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the costs and expenses of filing any such registration statements.

Listing of Securities

We intend to apply to have our units listed on the Nasdaq Capital Market under the symbol “ALGRU”, and our common stock, rights and warrants will be listed on Nasdaq under the symbols “ALGR,” “ALGRR” and “ALGRW”, respectively. Following the date the shares of our common stock, rights and warrants are eligible to trade separately, we anticipate that the shares of our common stock, rights and warrants will be listed separately and as a unit on Nasdaq.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, shares of common stock, rights and warrants, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying common stock, right and warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock, rights and warrants should also apply to holders of units (as the deemed owners of the underlying common stock, rights and warrants that comprise the units). This discussion applies only to securities that are held as a capital asset for U.S. federal income tax purposes and is applicable only to holders who purchase units in this offering.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•         financial institutions;

•         insurance companies;

•         dealers or traders subject to a mark to market method of accounting with respect to the securities;

•         persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•         U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•         partnerships or other pass through entities for U.S. federal income tax purposes; and

•         tax exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus (possibly with retroactive effect) may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments. The PHC requirements may apply to us in the taxable year of the offering and/or future taxable years.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of instruments with terms substantially similar to the units for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock, one right and one warrant to acquire one share of our common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock, the right and the warrant based on the relative fair market value of each at the time of issuance. The price allocated to each share of common stock, right and warrant should be the shareholder’s tax basis in such share, right or warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of common stock, right and warrant comprising the unit, and the amount realized on the disposition should be allocated between the share, right and warrant based on their respective relative fair market values. The separation of the share of common stock, right and the warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, shares of common stock, rights and warrants and a holder’s purchase price allocation are not binding on the Internal Revenue Service (“IRS”) or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of common stock, rights or warrants who or that is, for U.S. federal income tax purposes:

•         an individual who is a citizen or resident of the United States;

•         a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•         an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•         a trust (1) the administration of which is subject to the primary supervision of a United States court and that has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (2) that has an election in effect under applicable Treasury regulations to be treated as a United States person.

Taxation of Distributions. If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants. Upon a sale or other taxable disposition of our common stock, rights or warrants which, in general, would include a redemption of common stock, rights or warrants as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock, rights or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock, rights or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock, rights or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock, rights or the warrants based upon the then fair market values of the common stock, rights and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its common stock, rights or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock, right or warrant or, as discussed below, the U.S. holder’s initial tax basis for common stock received upon conversion of rights or exercise of warrants) less, in the case of a share of common stock, any prior distributions treated as a return of capital.

Redemption of Common Stock. In the event that a U.S. holder’s common stock is redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” or if we purchase a U.S. holder’s common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants” above. If the redemption does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning rights or warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of common stock generally will be treated as a sale of the common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the conversion of the rights or exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The redemption of the common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. holders — Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its rights or warrants or possibly in other stock constructively owned by it.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. The U.S. holder’s holding period for the common stock received upon exercise of the warrants will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s tax basis in the common stock received would equal the holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, a U.S. holder’s holding period in the common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities — Warrants — Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our common stock which is taxable to the U.S. holders of such shares as described under “U.S. Holders — Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of common stock, rights and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non U.S. Holders

This section applies to you if you are a “Non U.S. holder.” A Non U.S. holder is a beneficial owner of our units, shares of common stock, rights and warrants who or that is, for U.S. federal income tax purposes:

•         a non resident alien individual, other than certain former citizens and residents of the United States subject to U.S. federal income tax as expatriates;

•         a foreign corporation; or

•         an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in (including the sale or other disposition of) a security.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within the required time period from the closing of this offering, or rights or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•         the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•         we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock, rights or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock, rights or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. Neither the tax nor the withholding requirement will apply to a Non-U.S. holder in a qualified foreign pension fund or a wholly-owned subsidiary of such a fund. We cannot determine whether we will be a U.S. real property holding corporation in the future until we complete an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common stock pursuant to the redemption provisions described in this prospectus under “Description of Securities — Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common stock, as described under “U.S. Holders — Redemption of Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock, Rights and Warrants,” as applicable.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our units, shares of common stock, rights and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock, rights or warrants, and, beginning in 2019, sales or other disposition proceeds from our units, shares of common stock, rights and warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements

(generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burdens). Foreign financial institutions located in jurisdictions that have intergovernmental agreements with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

UNDERWRITING

In accordance with the terms and subject to the conditions contained in an underwriting agreement, we have agreed to sell to the underwriters named below, for which Cantor Fitzgerald is acting as representative and sole book-running manager, and the underwriters have severally, and not jointly, agreed to purchase, on a firm commitment basis, the number of units offered in this offering set forth opposite their respective names below.

Underwriter	Number of Units
Cantor Fitzgerald & Co.

Total	13,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The underwriting agreement provides that the obligation of the underwriters to purchase all of the 13,000,000 units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets, the purchase by our initial holders and Cantor Fitzgerald of an aggregate of 372,500 units at a purchase price of $10.00 per unit in a private placement occurring simultaneously with the completion of this offering, and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent registered public accounting firm. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the 13,000,000 units being offered to the public, other than those covered by the overallotment option described below, if any of these units are purchased.

We have granted the underwriters a 45-day option to purchase up to 1,950,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any overallotments of units.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the underwriters to selling group members that may make Internet distributions on the same basis as other allocations.

Pricing of Securities

We have been advised by the underwriters that they propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. The underwriters may allow dealers concessions not in excess of $___ per unit and the dealers may re-allow a concession not in excess of $___ per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

Before this offering, there has been no market for our securities. The initial public offering price of the units and terms of the rights and warrants were determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the terms and prices of such securities were:

•         the information presented in this prospectus and otherwise available to the underwriters;

•         the history of and prospects of other companies whose principal business is the acquisition of other companies;

•         prior offerings of those other companies;

•         the ability of our management and their experience in identifying operating companies;

•         our prospects for acquiring an operating business at attractive values;

•         the present state of our development and our current financial condition and capital structure;

•         the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;

•         general conditions of the securities markets at the time of the offering; and

•         other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock, rights or warrants will develop and continue after the offering.

Overallotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•         Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•         Overallotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our securities in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option.

•         Penalty Bids. The underwriters may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the prices of our securities or if any such transactions will take place. These transactions may occur on the NASDAQ Capital Market or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriter’s cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their overallotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

The following table summarizes the compensation we will pay:

Fees	Fee per Unit	Without Exercise of the Over-allotment Option	With Exercise of Over-allotment Option
Public offering price	$10.00	$130,000,000	$149,500,000
Underwriting discount(1)	$0.20	$2,600,000	$2,600,000
Deferred underwriting discount(2)	$0.35	$4,550,000	$5,622,500
Proceeds before expenses	$9.45	$122,850,000	$141,277,500

____________

(1)      Based on the underwriter’s discount equal to 2.0% of the gross proceeds from the sale of units sold to the public, excluding any units sold pursuant to the underwriters’ overallotment option.

(2)      Based on the deferred underwriting discount payable to the underwriters equal to 3.5% of the gross proceeds from the sale of the initial $130.0 million in units sold to the public and 5.5% of the gross proceeds from units sold pursuant to the overallotment option. The deferred underwriting discount will be deposited in the trust account as deferred underwriting commissions and will become payable from the amounts held in the trust account solely in the event we consummate our initial business combination. Fee per unit shown assumes no exercise of the underwriters’ overallotment option. If the underwriters exercise their overallotment option in full, the fee per unit will be $0.55. 25% of the deferred underwriting discounts is allocable by us to other banks or advisors at our discretion.

Private Placement Units

Cantor Fitzgerald has committed to purchase 50,000 placement units for an aggregate purchase price of $500,000, or $10.00 per unit, in the private placement that will occur simultaneously with the completion of this offering. The placement units are identical to the units being sold in this offering except as described elsewhere in this prospectus. The placement units and underlying shares of common stock, rights and warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Manual. Additionally, the private units purchased by Cantor Fitzgerald may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the effective date of this prospectus except to any selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating selected dealer. In addition, for as long as the placement warrants are held by Cantor Fitzgerald or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The placement units and underlying securities will become freely tradable only after they are registered. See “Certain Relationships and Related Party Transactions.”

Reimbursement of Expenses

We have agreed to reimburse the underwriters for reasonable out-of-pocket expenses incurred by the underwriters during the registration process, including legal fees and expenses incurred to clear the offering with FINRA (up to a maximum of $15,000), as well as background searches of our officers and directors (not to exceed $2,000 per person), net roadshow expenses, and lucite cube mementos, in an aggregate amount not to exceed $___.

Other Services

Except as set forth above, we are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If the underwriters provides services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

Pursuant to the terms of the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from the registration statement and liabilities arising from breach of the underwriting agreement or the breach of our representations, warranties and covenants contained in the underwriting agreement. We are also obligated to pay for the defense of any claims against the underwriter. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make with respect to these liabilities. Our obligations under this section of the underwriting agreement continue after the closing of our initial public offering.

SELLING RESTRICTIONS

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common stock to certain institutions or accredited persons in the countries listed under the heading “— Notices to Non-United Stated Investors.”

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notices to Non-United States Investors

British Virgin Islands. This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

Australia. If this document is issued or distributed in Australia it is issued or distributed to “wholesale clients” only, not to “retail clients”. For the purposes of this paragraph, the terms “wholesale client” and “retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China. THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates. The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai. The issuer is not licensed by the Dubai Financial Services Authority (“DFSA”) to provide financial services in the Dubai International Financial Centre (“DIFC”). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel. The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy. The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34- ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34-ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in

Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorised to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Pakistan. The investors/subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia. NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI’S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

Switzerland. This document does not constitute a prospectus within the meaning of Article 652a of the Swiss Code of Obligations. The securities of Allegro Merger Corp. may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities of Allegro Merger Corp. in Switzerland.

United Kingdom. The content of this prospectus has not been issued or approved by an authorized person within the meaning of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

Japan. The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and no securities will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

European Economic Area. In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•         to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•         to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•         to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriters for any such offer; or

•         in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive. For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriter, is authorized to make any further offer of the units on behalf of us or the underwriters.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Graubard Miller, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of Allegro Merger Corp. as of December 31, 2017 and for the period from August 7, 2017 (inception) through December 31, 2017, appearing in this prospectus, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of WithumSmith+Brown, PC as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C.

Allegro Merger Corp.
INDEX TO FINANCIAL STATEMENTS

Report Of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Allegro Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Allegro Merger Corp. (the “Company”) as of December 31, 2017, the related statements of operations, changes in stockholders’ equity and cash flows, for the period from August 7, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from August 7, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

May 8, 2018

Allegro Merger Corp.
Balance Sheets

	March 31, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS

Current asset – Cash	$27,783	$3,545
Deferred offering costs associated with initial public offering	61,592	61,592
Total assets	$89,375	$65,137

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued formation and offering costs	$413	$11,120
Notes payable to stockholder	65,000	30,000
Total current liabilities	65,413	41,120

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value; 30,000,000 shares authorized, 3,737,500 shares issued and outstanding(1)(2)	374	374
Additional paid-in capital	24,626	24,626
Accumulated deficit	(1,038)	(983)
Total stockholders’ equity	23,962	24,017
Total liabilities and stockholders’ equity	$89,375	$65,137

____________

(1)      This number includes an aggregate of 487,500 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full. (Note 6)

(2)      Shares and amounts have been retroactively restated to reflect forfeiture of 575,000 shares in April 2018.

The accompanying notes are an integral part of these financial statements.

Allegro Merger Corp.

Statements of Operations

	For the three months ended March 31, 2018 (unaudited)	For the period from August 7, 2017 (Inception) through December 31, 2017 (audited)
Formation and operational costs	$55	$983

Net loss	$(55)	$(983)

Weighted average shares outstanding(1)(2)	3,250,000	3,250,000

Basic and diluted net loss per share	$(0.00)	$(0.00)

____________

(1)      Excludes an aggregate of 487,500 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full. (Note 6)

(2)      Shares and amounts have been retroactively restated to reflect forfeiture of 575,000 shares in April 2018.

The accompanying notes are an integral part of these financial statements.

Allegro Merger Corp.

Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares(1)(2)	Amount	Capital	Deficit	Equity
Balance at August 7, 2017 (Inception)	—	$—	$—	$—	$—

Common shares issued to initial stockholder	3,737,500	374	24,626	—	25,000

Net loss	—	—	—	(983)	(983)

Balance at December 31, 2017 (audited)	3,737,500	374	24,626	(983)	$24,017

Net loss	—	—	—	(55)	(55)

Balance at March 31, 2018 (unaudited)	3,737,500	$374	$24,626	$(1,038)	$23,962

____________

(1)      This number includes an aggregate of 487,500 shares of common stock subject to forfeiture by the initial stockholders to the extent that the underwriter’s over-allotment option is not exercised in full. (Note 6)

(2)      Shares and amounts have been retroactively restated to reflect forfeiture of 575,000 shares in April 2018.

The accompanying notes are an integral part of these financial statements.

Allegro Merger Corp.

Statements of Cash Flows

	For the three months ended March 31, 2018	For the period from August 7, 2017 (inception) through December 31, 2017
	(unaudited)	(audited)
Cash flow from operating activities
Net loss	$(55)	$(983)
Net cash used in operating activities	(55)	(983)

Cash flows from financing activities
Payment of deferred offering costs associated with initial public offering	(10,707)	(37,972)
Proceeds from sale of shares of common stock to initial stockholder	—	12,500
Proceeds from stockholder notes	35,000	30,000

Net cash provided by financing activities	24,293	4,528

Net increase in cash	23,238	3,545

Cash at beginning of period	3,545	—

Cash at end of period	$27,783	$3,545

Supplemental disclosure of non-cash financing activities:
Offering costs paid by an initial stockholder in exchange for common stock	$—	$12,500
Accrued formation and offering costs	$413	$11,120

The accompanying notes are an integral part of these financial statements.

Allegro Merger Corp.

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations

Allegro Merger Corp. (the “Company”) was incorporated in Delaware on August 7, 2017 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

At March 31, 2018, the Company had not yet commenced any operations. All activity through March 31, 2018 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 13,000,000 units at $10.00 per unit (or 14,950,000 units if the underwriters’ over-allotment option is exercised in full) (“Units”), which is discussed in Note 3 (“Proposed Public Offering”). Simultaneously with the consummation of the Proposed Public Offering, the Company’s initial stockholder, Eric Rosenfeld, (“Initial Stockholder”) and/or his designees have committed to purchase an aggregate of 322,500 units and Cantor Fitzgerald & Co., the representative of the underwriters of this offering (“the Underwriter”), has committed to purchase 50,000 units for a total of 372,500 units at $10.00 per unit for a total purchase price of $3,725,000 (“Private Units”). All of the proceeds the Company receives from the sale of Private Units will be placed in the trust account described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Public Offering and the sale of Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company intends to apply to have the Units listed on the Nasdaq Capital Market (“NASDAQ”). Pursuant to the NASDAQ listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. The Company’s initial holders and Cantor Fitzgerald have committed to purchase 372,500 placement warrants and placement rights, which are included in the 372,500 Private Units (322,500 Private Units by our initial holders and 50,000 Private Units by Cantor Fitzgerald) to be purchased at a price of $10.00 per unit for an aggregate purchase price of $3.725 million, in a private placement that will occur simultaneously with the completion of the Proposed Public Offering. The placement warrants will be identical to the warrants and rights sold in the Proposed Public Offering, except that, if held by the Company’s initial holders or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; (b) are not subject to being called for redemption and (c) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the consummation of an initial Business Combination. In addition, for as long as the placement warrants are held by Cantor Fitzgerald or its designees or affiliates, they may not be exercised after five years from the Effective Date. The placement warrants will become worthless if the Company does not consummate an initial Business Combination. There is no assurance that the Company will be able to effect a Business Combination successfully.

Upon the closing of the Proposed Public Offering, management has agreed that Units sold in the Proposed Public Offering, including the proceeds of the private placements of the Private Units, will be held in a United States-based trust account (“Trust Account”) and invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination (ii) the redemption of any shares of common stock included in the Units being sold in the Proposed Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of common stock if it does not complete the Initial Business Combination within 21 months from the closing of the Proposed Public Offering; and (iii) the Company’s failure to consummate a Business Combination within the prescribed time. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The Company’s

Allegro Merger Corp.

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations (cont.)

Chief Executive Officer has agreed that he will be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. There can be no assurance that he will be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for franchise and income taxes and up to $125,000 of interest on an annual basis for working capital purposes to pay Nasdaq continued listing fees, auditor fees, and trust/custodian administration fees.

The Company, after signing a definitive agreement for the acquisition of a target business, is required to provide stockholders who acquired shares of our common stock sold as part of the units in this offering (“Public Shares”) in the Proposed Public Offering (“Public Stockholders”) with the opportunity to convert their Public Shares for a pro rata share of the Trust Account. In the event that stockholders owning up to approximately 93.10% (or approximately 93.28% if the overallotment option is exercised in full) or more of the Public Shares exercise their conversion rights described below, the Business Combination will not be consummated. The actual percentages, however, will only be able to be determined once a target business is located and the Company can assess all of the assets and liabilities of the combined company upon consummation of the proposed Business Combination, subject to the requirement that the Company must have at least $5,000,001 of net tangible assets upon close of such Business Combination. As a result, the actual percentages of shares that can be converted may be significantly lower than the above estimates. The Initial Stockholder will agree to vote any shares they then hold in favor of any proposed Business Combination and will waive any conversion rights with respect to these shares and the shares included in the Private Units pursuant to letter agreements to be executed prior to the Proposed Public Offering.

In connection with any proposed Business Combination, the Company will seek stockholder approval of an initial Business Combination at a meeting called for such purpose at which Public Stockholders may seek to convert their Public Shares, regardless of whether they vote for or against the proposed Business Combination. If the Company seeks stockholder approval of an initial Business Combination, any Public Stockholder voting either for or against such proposed Business Combination will be entitled to demand that his Public Shares be converted into a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay its taxes). Holders of warrants and rights sold as part of the Units will not be entitled to vote on the Proposed Business Combination and will have no conversion or liquidation rights with respect to the shares of common stock underlying such warrants or rights.

The Company will consummate a Business Combination only if holders of less than approximately 93.10% (or approximately 93.28% if the overallotment option is exercised in full) of the Public Shares, subject to adjustment as described above, elect to convert their shares to a full or pro-rata portion of the amount held in the Trust Account and a majority of the outstanding shares of common stock voted, are voted in favor of the Business Combination. Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation of the Company will provide that a Public Stockholder, together with any affiliate or other person with whom such Public Stockholder is acting in concert or as a “group” (within the meaning of Section 13 of the Securities Act of 1934, as amended), will be restricted from seeking conversion rights with respect to an aggregate of more than 20% of the Public Shares (but only with respect to the amount over 20% of the Public Shares). A “group” will be deemed to exist if Public Stockholders (i) file a Schedule 13D or 13G indicated the presence of a group or (ii) acknowledge to the Company that they are acting, or intend to act, as a group.

Pursuant to the Company’s Certificate of Incorporation to be in effect upon consummation of the Proposed Public Offering, if the Company is unable to complete its initial Business Combination within 21 months from the date of the Proposed Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining holders of common stock and the Company’s board of directors, dissolve and liquidate. If the Company is unable to consummate an initial Business Combination and is forced to redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, any holder that voted against

Allegro Merger Corp.

Notes to Financial Statements

Note 1 — Organization and Plan of Business Operations (cont.)

the last proposed Business Combination prior to such redemption will only receive $10.00 per share, while any holder that voted in favor of the last proposed Business Combination prior to such redemption will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company or necessary to pay any of its taxes. Holders of warrants will receive no proceeds in connection with the liquidation. The Initial Stockholder and the holders of Private Units will not participate in any redemption distribution with respect to their initial shares and Private Units, including the common stock included in the Private Units.

If the Company is unable to complete its initial Business Combination and expends all of the net proceeds of the Proposed Public Offering not deposited in the Trust Account, without taking into account any interest earned on the Trust Account, the Company expects that the initial per-share redemption price for common stock will be $10.00. The proceeds deposited in the Trust Account could, however, become subject to claims of the Company’s creditors that are in preference to the claims of the Company’s stockholders. In addition, if the Company is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of the Company’s common stockholders. Therefore, the actual per-share redemption price may be less than approximately $10.00.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC. The accompanying unaudited financial statements as of and for the three months ended March 31, 2018 have been prepared in accordance with GAAP for interim financial information and Article 8 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2018 are not necessarily indicative of the results that may be expected for the year ended December 31, 2018.

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, as of March 31, 2018, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum one year from the date of issuance of these financial statements.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash equivalents. As of March 31, 2018 and December 31, 2017, there were no cash equivalents.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Allegro Merger Corp.

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is required to file income tax returns in the United States (federal) and in various state and local jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements as of March 31, 2018 and December 31, 2017.  The Company is subject to income tax examinations by major taxing authorities since inception. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company’s policy for recording interest and penalties associated with audits is to record such expense as a component of income tax expense. There were no amounts accrued for penalties or interest as of March 31, 2018 or December 31, 2017. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Allegro Merger Corp.

Notes to Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Loss Per Share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture (Note 7). At March 31, 2018 and December 31, 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 3 — Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 13,000,000 Units at a proposed offering price of $10.00 per Unit. In addition, the Company has granted the Underwriter a 45-day option to purchase up to an additional 1,495,000 Units at a price of $10.00 per Unit, solely to cover over-allotments, if any. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, one common stock purchase warrant (the “Warrants”) and one right (the “Rights”). Each Right offered in the Proposed Public Offering entitles the holder to receive one twentieth (1/20) of one share of common stock upon the completion of a Business Combination. Each warrant offered in the Proposed Public Offering is exercisable to purchase one share of our common stock. Under the terms of a proposed warrant agreement, the Company has agreed to use its best efforts to file a new registration statement under the Securities Act, following the completion of the Company’s initial Business Combination. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Proposed Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete its initial Business Combination on or prior to the 21-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. If the Company is unable to deliver registered shares of common stock to the holder upon exercise of the Warrants during the exercise period, there will be no net cash settlement of these Warrants and the Warrants will expire worthless, unless they may be exercised on a cashless basis in the circumstances described in the warrant agreement. Once the warrants become exercisable, the Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, only in the event that the last sale price of the Company’s shares of common stock equals or exceeds $18.00 per share for any 20 trading days within the 30-trading day period ending on the third trading day before the Company sends the notice of redemption to the warrant holders.

There is presently no public market for the Company’s Units, common stock, warrants or rights. The Company intends to apply to have its Units, common stock, warrants and rights listed on NASDAQ. The common stock, warrants and rights comprising the Units will begin separate trading on the 52nd day after the date of the Proposed Public Offering unless the Representative determines that an earlier date is acceptable. Upon consummation of an initial Business Combination, the Units will cease trading and only the common stock, rights and warrants will trade.

Allegro Merger Corp.

Notes to Financial Statements

Note 4 — Deferred Offering Costs

Deferred offering costs consist of legal costs, audit costs and FINRA filing fees incurred through the balance sheet date that are directly related to the Proposed Public Offering that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs as well as additional costs to be incurred will be charged to operations.

Note 5 — Commitments

The Company will enter into an agreement with the underwriters of the Proposed Public Offering (“Underwriting Agreement”). The anticipated terms of the Proposed Public Offering are set forth in a non-binding letter of intent that is merely a statement of intent and is subject to change and further negotiation between the parties and may be adjusted prior to the execution of the Underwriting Agreement. It is anticipated that the Underwriting Agreement will require the Company to pay an underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, excluding the over-allotment option; a deferred underwriting discount of 3.5% of the gross proceeds of the Proposed Public Offering, excluding the over-allotment option; and a deferred underwriting discount of 5.5% of the gross proceeds of the over-allotment option, in each case as to be set forth in the Underwriting Agreement. The Underwriting Agreement will provide that the deferred underwriting discount would only be payable if the Company successfully completes its initial Business Combination.

The holders of the Founder Shares, placement shares, placement warrants, placement rights, warrants and rights that may be issued upon conversion of working capital loans (and any shares issued upon the exercise of such warrants) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. The Company will bear the costs and expenses of filing any such registration statements.

Note 6 — Related Party Transactions

The Company presently occupies office space provided by an entity controlled by the Company’s Chief Executive Officer. Such entity has agreed that until the Company consummates a Business Combination, it will make such office space, as well as general and administrative services including utilities and administrative support, available to the Company as may be required by the Company from time to time. The Company has agreed to pay an aggregate of $12,500 per month for such services commencing on the effective date of the Proposed Public Offering.

The Initial Stockholder of the Company and the Underwriter have committed to purchase 372,500 Private Units at $10.00 per unit (for an aggregate purchase price of $3,725,000) from the Company. These purchases will take place simultaneously with the consummation of the Proposed Public Offering. All of the proceeds received from the sale of the Private Units will be placed in the Trust Account. The Private Units will be identical to the Units being offered in the Proposed Public Offering, except that the holders have agreed (i) to vote the shares of common stock included therein in favor of any proposed Business Combination, (ii) not to convert any shares of common stock included therein into the right to receive cash from the Trust Account in connection with a stockholder vote to approve the proposed initial Business Combination and (iii) that the shares of common stock included therein shall not participate in any liquidating distribution upon winding up if a Business Combination is not consummated. Additionally, the holders have agreed not to transfer, assign or sell any of the units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

The Initial Stockholder and the Underwriter of the Private Units (or underlying shares of common stock) will be entitled to registration rights with respect to the founding shares and the Private Units (or underlying shares of common stock) pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing three months prior to the first anniversary of the consummation of a Business Combination. The holders of the Private Units (or underlying shares of common stock) are entitled to demand

Allegro Merger Corp.

Notes to Financial Statements

Note 6 — Related Party Transactions (cont.)

that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholder and holders of the Private Units (or underlying shares of common stock) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

The Company issued two notes totaling $30,000 in unsecured promissory notes to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in 2017. On February 5, 2018 the Company issued a $35,000 principal amount unsecured promissory note to Eric S. Rosenfeld. The notes are non-interest bearing and payable on the earlier of (i) one year from the date of issue, (ii) the consummation of the Proposed Public Offering or (iii) the date on which the Company determines not to proceed with the Proposed Public Offering. Due to the short-term nature of these notes, the fair value of the notes approximates their carrying amount.

As of October 11, 2017, Eric S. Rosenfeld, the Initial Stockholder, transferred to each of the undersigned an aggregate of 4,312,500 shares of common stock, par value $0.0001 per share, of the Company with an aggregate value in total of $25,000 as follows.

Eric Rosenfeld 2017 Trust No. 1: $17,376.37 - 2,997,424 shares

Eric Rosenfeld 2017 Trust No. 2: $7,623.63 - 1,315,076 shares

Note 7 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2017, there are no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per share. In connection with the organization of the Company, a total of 4,312,500 shares of the Company’s shares of common stock were sold to the Initial Stockholder at a price of approximately $0.01 per share, for an aggregate of $25,000.

As of December 31, 2017, 4,312,500 shares of common stock were issued and outstanding, of which 562,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Company’s Initial Stockholder will own 20% of the issued and outstanding common shares after the Proposed Public Offering, excluding shares of common stock included in the Private Units. In April 2018, the initial holders contributed an aggregate of 575,000 shares back to the Company’s capital for no additional consideration, leaving them with an aggregate of 3,737,500 founder shares, of which 487,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. All references in the accompanying financial statements to the number of common stock outstanding and corresponding values have been retroactively restated to reflect this transaction. The initial holders have agreed not to transfer, assign or sell any of these shares until the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the initial Business Combination which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after consummation of an initial Business Combination, the foregoing transfer restrictions will be terminated.

Allegro Merger Corp.

Notes to Condensed Financial Statements

Note 7 — Stockholders’ Equity (cont.)

Rights

Each holder of a Right will receive one-twentieth (1/20) of one common stock upon consummation of a Business Combination, even if a holder of such right converted all common stock held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of Rights will be required to affirmatively covert its rights in order to receive 1/20 of a share underlying each right (without paying additional consideration). The common stock issuable upon exchange of the Rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination and the Company liquidates the funds held in the Trust Account, holders of Rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

Note 8 — Subsequent Events

The company evaluated subsequent events and transactions that occurred after March 31, 2018 up to the date that the financial statements were available to be issued.

$130,000,000

Allegro Merger Corp.

13,000,000 units

__________________

PROSPECTUS

__________________

________________, 2018

Sole Book-Running Manager

Cantor

Until __________, 2018, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	19,992
FINRA filing fee	26,375
Accounting fees and expenses	45,000
Nasdaq listing fees	75,000
Printing and engraving expenses	45,000
Directors & Officers liability insurance premiums	80,000	(2)
Legal fees and expenses	250,000
Travel and road show	15,000
Miscellaneous	17,633	(3)

Total	$575,000

____________

(1)      In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company fees for acting as trustee, as transfer agent of the registrant’s common stock and as warrant agent for the registrant’s warrants.

(2)      This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)      This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)      Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)      For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)       For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)       The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)      The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholder	Number of Shares
Eric Rosenfeld	4,312,500

Such shares were issued on in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as the shares were sold to an accredited investor. The shares issued were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per share.

Our initial stockholders and Cantor Fitzgerald & Co. have also committed to purchase from us 372,500 units at $10.00 per private unit (for an aggregate purchase price of $3,725,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)      The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.
3.2	Amended and Restated Certificate of Incorporation.*
3.3	By-laws.
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.5	Specimen Right Certificate.*
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Graubard Miller.*
10.1	Form of Letter Agreement from each of the Registrant’s officers and directors.*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.3	Form of Promissory Note issued to Eric S. Rosenfeld.
10.4	Form of Registration Rights Agreement among the Registrant and __________*
10.5.1	Form of Subscription Agreement from initial holders for private units.*
10.5.2	Form of Subscription Agreement from Cantor Fitzgerald & Co. for private units.*
10.6	Form of Administrative Services Agreement.*
14	Code of Ethics.*
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Audit Committee Charter*
99.2	Nominating Committee Charter*
99.3	Compensation Committee Charter*

____________

*         To be filed by amendment.

Item 17. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 29th day of May, 2018.

ALLEGRO MERGER CORP.

By:	/s/ Eric S. Rosenfeld
Name: Eric S. Rosenfeld
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric S. Rosenfeld and David D. Sgro his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Eric S. Rosenfeld	Chief Executive Officer	May 29, 2018
Eric S. Rosenfeld	(Principal Executive Officer)

/s/ Adam H. Jaffe	Chief Financial Officer	May 29, 2018
Adam H. Jaffe	(Principal Financial and Accounting Officer)

/s/ David D. Sgro	Chairman of the Board	May 29, 2018
David D. Sgro

/s/ John P. Schauerman	Director	May 29, 2018
John P. Schauerman

/s/ Adam J. Semler	Director	May 29, 2018
Adam J. Semler

/s/ Leonard B. Schlemm	Director	May 29, 2018
Leonard B. Schlemm

/s/ Robert Michael Deluce	Director	May 29, 2018
Robert Michael Deluce